SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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URS CORPORATION

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Notice of 2008
Annual Meeting and
Proxy Statement

URS CORPORATION
600 Montgomery Street, 26th Floor  San Francisco, CA 94111-2728  (415) 774-2700

PRELIMINARY COPY
URS CORPORATION
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	8:30 A.M., Pacific Daylight Time, on May 22, 2008

PLACE:	Offices of Cooley Godward Kronish LLP 101 California Street, 5th Floor San Francisco, California 94111-5800

ITEMS OF BUSINESS:	(1) To elect directors to serve for the ensuing year and until their successors are elected.

(2) To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100 million shares to 200 million shares.

(3) To approve our 2008 Equity Incentive Plan.

(4) To approve our 2008 Employee Stock Purchase Plan.

(5) To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the ensuing fiscal year.

(6) To consider any other matters that may properly come before the Annual Meeting.

RECORD DATE:	Only holders of record of URS common stock at the close of business on April 7, 2008 are entitled to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting.

By Order of the Board of Directors

Joseph Masters,
Secretary

San Francisco, California
April 22, 2008

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held at 8:30 a.m. on May 22, 2008

The proxy statement and annual report to stockholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=89381&p=irol-reports. The Board of Directors recommends that you vote FOR each nominee for director and FOR the proposals identified above. Stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy card issued in your name from the record holder.

About The Annual Meeting	1.

Additional Information	4.

Information About The Board of Directors	6.

Company Proposals Requiring Your Vote	19.

• Proposal 1 – Election of Directors	19.

• Proposal 2 – Amendment Of Certificate Of Incorporation To Increase Authorized Shares Of Common Stock	22.

• Proposal 3 – Approval Of 2008 Equity Incentive Plan	25.

• Proposal 4 – Approval Of 2008 Employee Stock Purchase Plan	40.

• Proposal 5 – Ratification Of Selection Of Our Independent Registered Public Accounting Firm	46.

Report Of The Audit Committee for Fiscal Year 2007	48.

Security Ownership Of Certain Beneficial Owners And Management	49.

Section 16(a) Beneficial Ownership Reporting Compliance	50.

Compensation Committee Interlocks and Insider Participations	50.

Report Of The Compensation Committee On Executive Compensation For Fiscal Year 2007	51.

Executive Compensation	52.

Equity Compensation Plan Information	85.

Certain Relationships and Related-Person Transactions	86.

Appendix A – Certificate Of Amendment Of Certificate Of URS Corporation	A-1

Appendix B – 2008 Equity Incentive Plan	B-1

Appendix C – 2008 Employee Stock Purchase Plan	C-1

Proxy Card

URS CORPORATION
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728

PROXY STATEMENT
For Annual Meeting of Stockholders
May 22, 2008

The enclosed proxy is solicited on behalf of the Board of Directors of URS Corporation (the “Board”), a Delaware corporation, for use at our Annual Meeting of Stockholders to be held on May 22, 2008, at 8:30 A.M., Pacific Daylight Time (the “Annual Meeting”), or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of Cooley Godward Kronish LLP, 101 California Street, 5th Floor, San Francisco, California 94111-5800. We intend to mail this proxy statement and accompanying proxy card on or about April 22, 2008, to all stockholders of record entitled to vote at the Annual Meeting.

About the Annual Meeting

Q: What is the purpose of the Annual Meeting?	A: At the Annual Meeting, stockholders will:

• elect directors to serve for the ensuing year and until their successors are elected;

• vote to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares;

• vote to approve our 2008 Equity Incentive Plan, which authorizes the issuance of up to 5,000,000 shares of common stock under the plan;

• vote to approve our 2008 Employee Stock Purchase Plan which authorizes the issuance of up to 8,000,000 shares of common stock under the plan; and

• vote to ratify the selection by our Audit Committee of our independent registered public accounting firm.

Q: Who is entitled to vote at the Annual Meeting?	A: Only stockholders of record at the close of business on April 7, 2008, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or at a subsequent date if the Annual Meeting were adjourned or postponed. If, on April 7, 2008, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the

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Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Q: What are the voting rights of the holders of common stock?	A: Each outstanding share of our common stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting.

Q: How is a quorum determined?	A: Holders of at least a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy at the Annual Meeting to achieve the required quorum for the transaction of business. As of the record date, 84,353,332 shares of common stock, representing the same number of votes, were outstanding. Therefore, the presence in person of by proxy of the holders of common stock representing at least 42,176,667 votes will be required to establish a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not achieved, holders of at least a majority of the votes present in person or represented by proxy may adjourn the Annual Meeting to another date.

All votes will be tabulated by Mellon Investor Services, L.L.C., the inspector of elections appointed for the Annual Meeting, who will separately count affirmative and negative votes, abstentions and broker non-votes.

Q: How do I vote?	A: You may vote FOR or AGAINST or ABSTAIN from voting for each nominee in Proposal 1 and, in each of the other matters to be acted upon, you may vote FOR or AGAINST or ABSTAIN from voting on the proposals. If you complete and sign the accompanying proxy card and return it to us before the Annual Meeting, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain proxy cards issued in their names from the institutions that hold their shares.

Q: Can I revoke my proxy later?	A: Yes. You have the right to revoke your proxy at any time before the Annual Meeting by:

• filing a timely written notice of revocation with our Corporate Secretary at our principal executive office (600 Montgomery Street, 26th Floor, San Francisco, California 94111-2728);

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• filing another properly executed proxy showing a later date with our Corporate Secretary at our principal executive office (see address immediately above); or

• attending the Annual Meeting and voting in person, although if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy card issued in your name. Attendance at the Annual Meeting will not, by itself, revoke your proxy.

Q: How does the Board recommend I vote on the proposals?	A: Our Board recommends a vote:

• FOR each of the director nominees;

• FOR approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock;

• FOR approval of our 2008 Equity Incentive Plan;

• FOR approval of our 2008 Employee Stock Purchase Plan; and

• FOR the ratification of the selection of our independent registered public accounting firm.

Q: What is the vote required to approve the proposals?	A: Once a quorum has been established,

• Directors will be elected by a majority of the votes cast by holders of shares entitled to vote at the Annual Meeting. This means that the number of votes cast FOR a director must exceed the number of votes cast AGAINST that director. Under our By-Laws, abstentions are not “votes cast” in the election of directors.

• To be approved, Proposal 2, the proposal to amend our Certificate of Incorporation, must receive FOR votes from the holders, either present in person or represented by proxy, of a majority of the outstanding shares of Common Stock. If you do not vote or if you ABSTAIN from voting, it will have the same effect as an AGAINST vote. Broker non-votes will also have the same effect as AGAINST votes.

• To be approved, Proposal 3 must be approved, in accordance with the listing requirements of the New York Stock Exchange (“NYSE”), by a majority of the votes cast on the proposal, provided that the total votes cast represent at least a majority of shares present in person or represented by proxy and entitled to vote on the proposal. Votes FOR, AGAINST and ABSTAIN will count as votes cast. Broker non-votes do not count as votes cast for this purpose.

• To be approved, Proposals 4 and 5 must receive FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposals. Abstentions will have the same effect as AGAINST votes. Broker non-votes, if any, will have no effect.

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Q: How will my shares be voted if I return a blank, but signed and dated, proxy card?	A: If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote FOR each of the director nominees named in this proxy statement, and FOR each of the other proposals.

Q: How will voting on any other business be conducted?	A: Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this proxy statement, if any other business comes before the Annual Meeting, your signed proxy card gives authority to the proxyholders, H. Thomas Hicks and Joseph Masters, to vote on those matters in their discretion.

Q: Who will bear the costs of this solicitation?	A: We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees.

Q: How can I find out the results of the voting at the Annual Meeting?	A: Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008.

Q: When are stockholder proposals due for next year’s Annual Meeting?	A: The deadline for submitting a stockholder proposal to us for inclusion in our proxy statement and form of proxy for our 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the “SEC”) is December 19, 2008. A stockholder who wishes to bring a matter before the stockholders at our 2009 Annual Meeting of Stockholders must notify us of that matter prior to February 24, 2009. You should also review our By-Laws, which contain additional requirements about advance notice of stockholder proposals, and the section, “Information About The Board of Directors – Director Nominees,” in this proxy statement.

Additional Information

Householding of Proxy Materials	A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to our Corporate

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Secretary, Joseph Masters, at our principal executive office (600 Montgomery Street, 26th Floor, San Francisco, California 94111-2728). Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

Annual Report and Available Information	Our annual report to stockholders and our annual report on Form 10-K for the fiscal year ended December 28, 2007 accompany this proxy statement, but do not constitute a part of the proxy soliciting materials. Additional copies of our annual report on Form 10-K for the fiscal year ended December 28, 2007, including financial statements, but without exhibits, are available without charge to any person whose vote is solicited by this proxy statement upon written request to our Corporate Secretary, Joseph Masters, at our principal executive office (600 Montgomery Street, San Francisco, California 94111-2728). In addition, copies of our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter, our Board Affairs Committee Charter and our Code of Business Conduct and Ethics are available without charge upon written request to the above address. Copies also may be obtained without charge through our Web site at www.urscorp.com and the SEC’s Web site at www.sec.gov.

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Information About the Board of Directors

Board Purpose and Structure	The primary responsibility of the Board is to oversee the affairs of the Company for the benefit of all stockholders.

Board Meetings and Attendance	During our fiscal year 2007, the Board held a total of eight board meetings: seven board meetings and one joint meeting of the Audit Committee and Board. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he or she served as a director); and (2) the total number of meetings of all the committees authorized by the Board on which he or she served (held during the period that he or she served as a committee member). Our non-management directors met in executive session three times during fiscal year 2007.

It is our policy to invite the members of the Board to attend our annual stockholders’ meeting. All members of the Board attended last year’s annual stockholders’ meeting.

Adoption of Majority Vote Standard	In November 2006, upon recommendation of the Board Affairs Committee, the Board amended our By-Laws to adopt a majority vote standard for the election of directors in non-contested elections (number of shares voted FOR a director must exceed the number of votes cast AGAINST that director; abstentions are not “votes cast”). However, in a contested election where the number of nominees for director exceeds the number of directors being elected, each director will be elected by plurality voting. Any incumbent director nominated for reelection who does not receive a majority of the votes cast in an uncontested election is required to tender his or her resignation to the Board, whereupon the Board Affairs Committee will consider the vote and recommend whether to accept or reject the resignation or whether other action should be taken. The Board will act on the Board Affairs Committee’s recommendation, taking into account any factors or other information that it considers appropriate and relevant, and will publicly disclose its decision within 90 days from the date of the certification of the election results. If the incumbent director’s resignation is not accepted by the Board, then the incumbent director will continue to serve until the next annual meeting or until his or her successor is duly elected, or his or her earlier resignation or removal.

Board Committees	The Board has standing Audit, Board Affairs and Compensation Committees.

The Audit Committee currently is composed of five non-management directors, Mr. Der Marderosian (Chairman), Mr. Foret, Mr. Roach, Mr. Sullivan, and Mr. Walsh, and met seven times during fiscal year 2007. A copy of the Audit Committee Charter is available on our Web site at www.urscorp.com. The Audit Committee has responsibility, under delegated authority from the Board, for providing independent, objective oversight of our accounting functions and internal control over financial reporting. The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process,

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including developing, maintaining and monitoring our systems of internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP (our “independent registered public accounting firm”), is responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The primary responsibilities of the Audit Committee include the following:

• Reviewing annual and interim financial reports, earnings releases and other financial information and earnings guidance provided to analysts and rating agencies;

• Reviewing our internal auditors’ and independent registered public accounting firm’s responsibilities for detecting fraud and regulatory noncompliance;

• Reviewing the audit plan of our internal auditors and independent registered public accounting firm;

• Reviewing other financial reports, risk assessment, changes in accounting principles, conflicts with the independent registered public accounting firm and other regulatory or legal matters;

• Preparing proxy statement reports; and

• Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

The Board has determined that all members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and our Corporate Governance Guidelines. In addition, the Board has determined that Mr. Der Marderosian, Mr. Foret, Mr. Roach, Mr. Sullivan and Mr. Walsh are qualified as audit committee financial experts within the meaning of SEC regulations and have accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

In fiscal year 2007, the Audit Committee completed a self-assessment of its performance, which was reported to the Board.

The Board Affairs Committee currently is composed of three non-management directors, Mr. Arnelle (Chairman), General Ralston and Mr. Walsh, and met five times during fiscal year 2007. A copy of the Board Affairs Committee Charter is available on our Web site at www.urscorp.com. The primary responsibilities of the Board Affairs Committee include the following:

• Identifying, reviewing and recommending director candidates to serve on the Board and its Committees;

• Reviewing director education and orientation programs;

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• Reviewing the compensation paid to non-management directors; and

• Reviewing our Corporate Governance Guidelines.

The Board has determined that all members of the Board Affairs Committee are independent within the meaning of the listing standards of the NYSE and our Corporate Governance Guidelines.

The Compensation Committee currently is composed of five non-management directors, Mr. Walsh (Chairman), Mr. Arnelle, General Ralston, Mr. Roach and Mr. Stotlar, and met four times during fiscal year 2007. A copy of the Compensation Committee Charter is available on our Web site at www.urscorp.com. The primary responsibilities of the Compensation Committee include the following:

• Establishing the overall compensation strategy affecting our Chief Executive Officer (the “CEO”) and other executive officers;

• Assessing the performance of senior management;

• Administering our incentive, executive compensation and benefits plans;

• Succession planning for executive officers; and

• Preparing proxy statement reports.

The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in our proxy statements and other filings.

The Board has determined that all members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE and our Corporate Governance Guidelines.

Compensation Committee Processes and Procedures	Pursuant to its charter, the Compensation Committee regularly reviews and approves our overall compensation strategy and policies, and also reviews and approves the specific components of the Total Compensation paid to the CEO, each of the executive officers listed on our “Summary Compensation” table (the “Named Executives”) and other executive officers required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officers”).

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, at various meetings throughout the year the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential

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modifications to that strategy and new trends, plans or approaches to compensation and benefits.

The appointment, termination and removal of the CEO is solely reserved to the Board. However, the Board has delegated to the Compensation Committee the responsibility and authority for reviewing and approving, in its sole discretion (without the need for further approval by the Board, but with input from the Board or other individual directors as deemed appropriate by the Compensation Committee), the compensation (including salary, long-term incentives, bonuses, perquisites, equity incentives, severance payments and other benefits) and other terms of employment of the CEO. In fulfilling this responsibility, the Compensation Committee evaluates the CEO’s performance in light of relevant corporate performance goals and objectives, reviews and approves the CEO’s performance metrics typically near the beginning of the performance cycle, and then reviews and confirms the extent to which the performance metrics have been attained and the performance-based compensation has been earned once the performance cycle has been completed. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee considers URS’ performance and relative stockholder return, the value of similar incentive awards given to chief executive officers of comparable companies, and awards given to the CEO in past years.

The Compensation Committee also reviews and approves, in its discretion (without the need for further approval by the Board), but with the input and recommendation of the CEO, the compensation (including salary, bonuses, equity awards, perquisites, severance payments and other benefits) and other terms of employment of all other Section 16 Officers, except that the hiring, appointment or promotion of an individual into a position as a Section 16 Officer, and the conferring of the titles of the Section 16 Officers, are reserved to the Board. The Compensation Committee reviews and approves the performance metrics of our Section 16 Officers that typically are set at or near the beginning of the applicable performance cycle, and then reviews and confirms the extent to which the performance metrics have been attained and the performance-based compensation has been earned once the performance cycle has been completed. With the assistance of the CEO, the Compensation Committee also reviews the overall performance of the other Section 16 officers in conjunction with a regular assessment of our executive succession planning.

While the CEO has been delegated the authority to determine the compensation (including salary, bonuses, perquisites, severance payments and other benefits) and other terms of employment of all other officers and employees of URS and its subsidiaries who are not Section 16 Officers, the Compensation Committee periodically reviews and discusses with the CEO and other senior executives the compensation and other terms of employment of such other more junior officers and managers.

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The Compensation Committee reviews and approves, or to the extent required or deemed appropriate, makes recommendations to the Board regarding, the adoption of, amendment to, or termination of incentive compensation, stock, bonus and other similar plans and programs established by the Board from time to time. The Compensation Committee administers these plans, as and to the extent provided in the plan documents and upon the recommendation of the CEO, including without limitation establishing guidelines, interpreting plan documents, selecting participants, approving grants and awards, delegating authority to the CEO to make grants and awards to non-Section 16 Officers, and making all other decisions required to be made by the plan administrator under such plans.

Historically, the Compensation Committee meets quarterly and with greater frequency when necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO, the CFO and our outside consultants. The Compensation Committee meets regularly in executive session, although the CEO, the CFO and occasionally various other members of senior management, as well as our outside advisors or consultants, typically are invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The CEO does not participate in and is not present during any deliberations or determinations of the Compensation Committee regarding his own compensation or individual performance objectives, but generally is present and assists the Committee in its deliberations regarding all other officers.

For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultants, including analyses of executive compensation paid at other companies identified by the consultants.

Compensation Consultants; Other Advisors	The charter of the Compensation Committee grants the Compensation Committee the full authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties, as well as access to all books, records, facilities and personnel of the Company. In particular, the Compensation Committee has the authority to retain compensation consultants in its discretion to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

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The Compensation Committee has designated Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) as its primary compensation consultant to assist the Committee in performing its functions and fulfilling its responsibilities. Watson Wyatt was first recommended to the Compensation Committee by our management in 2004 in connection with a survey of competitive executive compensation practices undertaken at that time. Since that time, they have advised the Compensation Committee regarding the determinations of base salary levels for our Section 16 Officers, the performance metrics against which the performance-based annual bonuses under the Bonus Plan are measured, the form and size of equity grants under the 1999 Equity Incentive Plan (the “1999 Incentive Plan”), and the other employment terms. They also have helped the Compensation Committee evaluate the efficacy of the Company’s existing executive compensation strategies and practices in supporting and reinforcing our long-term strategic goals. Watson Wyatt also was retained in 2006 to provide the Board Affairs Committee with advice and comparative data regarding the form and amount of the compensation paid to our directors. During 2007, the Compensation Committee used the services of Watson Wyatt to assist in its determinations regarding various components of the Total Compensation of the CEO, the other Named Executives and the other Section 16 Officers, as discussed more fully below in the Compensation Disclosure and Analysis.

Despite the initial introduction of Watson Wyatt to the Compensation Committee by management, the Committee is confident that Watson Wyatt is able to provide the Committee with direct and independent advice and recommendations regarding our compensation policies and decisions. Watson Wyatt has not been engaged to provide any services to the Company unrelated to the executive and director compensation matters described above. Coincidentally, however, Watson Wyatt had, from 1999 to 2006, been engaged by the compensation committee of the board of directors of Washington Group International, Inc. (the “Washington Group”), which we acquired in November 2007, to provide a range of services substantially similar to the range of services Watson Wyatt has provided to our Compensation Committee. In addition, from 1999 until 2007, Watson Wyatt had provided actuarial and employee benefits services to the management and retirement plans committee of Washington Group.

In addition to Watson Wyatt, the Compensation Committee also has relied on Cooley Godward Kronish LLP (“Cooley”), the Company’s general outside corporate and securities counsel, to advise the Committee regarding its role and responsibilities and legal developments that may implicate executive compensation issues, and to assist the Committee regarding the structuring and implementation of its decisions and strategies. A partner of Cooley typically attends the meetings of the Compensation Committee. However, while the Committee believes that the advice provided by Cooley is useful, appropriate and competent, Cooley is not regarded as independent of our management due to the range of other services they provide to the

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Company and management regarding corporate, securities, corporate governance, employment, transactional and other matters.

1999 Incentive Plan Grant Practices	Our Compensation Committee may grant equity awards under our 1999 Incentive Plan to the Named Executives and other employees as incentive compensation. The Compensation Committee meeting schedule is determined several months in advance, and therefore proximity of any award date to a material news announcement or a change in our stock price is coincidental. We do not backdate equity awards or make equity awards retroactively. In addition, we do not coordinate our equity grants to precede announcements of favorable information or follow announcements of unfavorable information. All equity grants are valued for all purposes, including accounting purposes, tax purposes and pricing purposes in the case of any option grants, at the fair market value on the date of the grant, which is defined under the express terms of the 1999 Incentive Plan as the closing price on the NYSE on the last market trading day preceding the actual grant date. The Compensation Committee believes use of the closing price on the day before it meets to approve equity grants allows the Committee to make more informed decisions, since the fair market value is known to the Committee at the time of each meeting, regardless of whether the meeting occurs prior to, during or after the close of the market.

Delegation of Limited Authority to the CEO for Equity Awards under the 1999 Incentive Plan	The Board has delegated to the Compensation Committee the authority and responsibility for approving all awards of equity to our executives and other participants under the 1999 Incentive Plan. As permitted by its charter and the terms of the 1999 Incentive Plan, as well as Delaware corporate law, the Compensation Committee in turn has chosen to delegate limited authority to our CEO to grant equity awards under the 1999 Incentive Plan to eligible participants other than Section 16 Officers. The purpose of this delegation is twofold: first, to facilitate the large grant of equity awards that generally are made annually by allowing the Compensation Committee to focus primarily on approving the specific grants being made to the individual Section 16 Officers while authorizing categorically, rather than by individual name and amount, an aggregate pool of grants to be made to the hundreds of more junior officers and managers with whom the Committee may not be directly familiar; and second, to facilitate the timely grant of stock awards to non-Section 16 Officers, particularly new employees and promoted employees, in interim periods between scheduled meetings of the Compensation Committee.

• With respect to the pool of authorized grants, the Compensation Committee is presented with a list of job positions, the approximate number of participants in each such position and the average number of equity grants to be awarded to individuals in those positions, and then authorizes the CEO to make the specific grants within those parameters and up to the maximum pool of equity awards authorized. The CEO then effects the individual equity awards to the non-Section 16 Officers by exercising this delegated authority the same day as

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the Compensation Committee’s actions. During March 2007, the Compensation Committee authorized pools of 168,150 shares of restricted stock to be awarded by the CEO on this basis under his delegated authority. The CEO in turn, then awarded the shares to individual non-Section 16 Officers in March 2007.

• With respect to the interim period grants, the authority delegated to the CEO is limited to option awards to acquire a maximum of 10,000 shares of common stock for any one individual and option awards to acquire a maximum of 100,000 shares of common stock in the aggregate in any fiscal year, and to a maximum of 5,000 restricted stock awards to any one individual and 50,000 restricted stock awards in the aggregate during any fiscal year. In addition, to minimize any concerns regarding the timing of any such interim period grants relative to the release of any material public information about the Company, any interim period grants made to non-Section 16 Officers by the CEO under his delegated authority would take effect on the first day of the next open trading window under our Confidentiality and Insider Trading Policy, which typically occurs two business days following our quarterly and annual earnings releases, or, if earlier, on the date of the next Compensation Committee meeting. No interim period grants were awarded in fiscal year 2007 by the CEO.

• With respect to all equity awards made by the CEO under this delegated authority, the specific terms of the awards, other than the specific identity of the recipient and the number of shares, must be consistent with the forms of awards previously approved by the Compensation Committee, including vesting periods.

Director Independence	Our Corporate Governance Guidelines contain standards for determining director independence that meet or exceed the listing standards adopted by the SEC and the NYSE. Accordingly, Section 2 of our Corporate Governance Guidelines contains the following paragraph related to director independence:

“It is the policy of the Board that at least a majority of its members be independent. An ’independent’ Director is one who (i) the Board has affirmatively determined not to have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company); (ii) is not a member of management or an employee of the Company and has not been a member of management or an employee of the Company for a minimum of five years; (iii) is not, and in the past five years has not been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate); (iv) is not, and in the past five years has not been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the Director; (v) has no immediate family members meeting the descriptions set forth in (ii) through (iv) above; and (vi) to the extent applicable with respect to membership on specific Committees,

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satisfies additional requirements for ’independence’ promulgated from time to time by the New York Stock Exchange (the ’NYSE’) and the Securities and Exchange Commission (the ’SEC’).”

The full text of the Corporate Governance Guidelines is available on our Web site at www.urscorp.com. In addition, a copy of the Corporate Governance Guidelines is available upon written request to our Corporate Secretary at our principal executive office (600 Montgomery Street, 26th Floor, San Francisco, California 94111-2728).

Pursuant to our Corporate Governance Guidelines, the Board Affairs Committee and the Board undertook their annual review of director independence in March 2008. During this review, the Board Affairs Committee and the Board considered transactions and relationships between each director or any member of his or her immediate family, and URS and our subsidiaries and affiliates, including director responses contained in Director and Officer Questionnaires. The Board Affairs Committee and the Board also examined any potential business transactions and relationships between directors or their affiliates, and members of our senior management and their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that a director is independent. Based on this review, the Board Affairs Committee and the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent under the standards set forth in the Corporate Governance Guidelines as well as other required rules, with the exception of Mr. Koffel. Mr. Koffel is considered an inside director because he is one of our senior executives.

Independent, Non-Management Directors and Executive Sessions	Pursuant to NYSE rules and our Corporate Governance Guidelines, our independent, non-management directors are required to meet in executive session without the presence of management at least annually. The Board has designated William D. Walsh as its lead outside director with responsibility for chairing all independent, non-management director executive sessions. In fiscal year 2007, Mr. Walsh served as the presiding chairman at three executive sessions.

Director Nominees	Our Board Affairs Committee has a policy of considering candidates for membership on the Board that are nominated by stockholders in the same manner as candidates recommended by members of the Board or senior management.

Any stockholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information and business qualifications to H. Jesse Arnelle, Chairman of the Board Affairs Committee, URS Corporation, 600 Montgomery Street, 26th Floor, San Francisco, CA 94111-2728. In accordance with the Board Affairs Committee Charter, a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment, have the ability to work effectively with other members of the Board and provide the skills and expertise appropriate to best serve the long-term interests of our stockholders. All

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qualified submissions are reviewed by our Board Affairs Committee at the next appropriate meeting. If a stockholder wishes the Board Affairs Committee to consider a director candidate for nomination at our next annual meeting, then our By-Laws require that written recommendations be received by us no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting. Our Board Affairs Committee has not received a candidate recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our voting common stock.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of URS and the long-term interests of stockholders. In conducting this assessment, the Board Affairs Committee considers diversity, age, skills and such other factors it deems appropriate given the current needs of the Board and URS, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board Affairs Committee reviews these directors’ overall service to URS during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board Affairs Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Board Affairs Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board Affairs Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal year 2007, the Board Affairs Committee engaged Boyden International to assist with the identification and evaluation of director candidates, including Lydia H. Kennard, who was appointed to our Board in August 2007.

Communications with the Board	Stockholders and other interested parties may communicate directly with any of our senior managers or members of our Board by writing directly to those individuals at our principal executive office (600 Montgomery Street, 26th Floor, San Francisco, CA 94111-2728). Communications related to director candidate recommendations should be directed to the Chairman of the Board Affairs Committee, Mr. Arnelle. In addition, we encourage communicating any concerns related to our financial or accounting practices directly to the Chairman of the Audit Committee, Mr. Der Marderosian. Stockholders may also send communications to Mr. Walsh, the Board’s lead independent director. The Board has instructed the Company to review all mail and to exercise discretion in determining whether to forward to members of the Board correspondence that is inappropriate, such as business solicitations, frivolous communications and advertising.

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Directors may at any time request the Company to forward all communications received by the Company.

Code of Business Conduct and Ethics	All of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and directors are required by our Code of Business Conduct and Ethics to conduct our business consistent with the highest legal and ethical standards. The full text of our Code of Business Conduct and Ethics is available on our Web site at www.urscorp.com. If we amend or waive a provision of our Code of Business Conduct and Ethics, then we would post such amendment or waiver on our Web site, as required by applicable rules.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Compensation of Non-Management Directors	The following table sets forth information regarding non-management directors’ compensation for fiscal year 2007.

NON-MANAGEMENT DIRECTOR COMPENSATION FOR FISCAL YEAR 2007

	Fees Earned	Stock	Option	All Other
Non-Management	or Paid in	Awards ($)	Awards	Compensation	Total
Director	Cash ($) (1)	(2)	($)	($) (3)	($)
H. Jesse Arnelle	$59,750	$84,658	$0	$406	$144,814

Betsy J. Bernard	$22,250	$42,378	$0	$2,178	$66,806

Armen Der Marderosian	$74,000	$84,658	$0	$325	$158,983

Mickey P. Foret	$56,500	$84,658	$0	$325	$141,483

Lydia J. Kennard	$12,750	$21,112	$0	$0	$33,862

Joseph W. Ralston	$58,250	$84,658	$0	$325	$143,233

John D. Roach	$61,750	$84,658	$0	$325	$146,733

Douglas W. Stotlar	$41,750	$63,490	$0	$0	$105,240

William D. Walsh	$72,000	$84,658	$0	$9,001	$165,659

William P. Sullivan	$54,000	$84,658	$0	$325	$138,983

(1) Includes cash compensation, such as retainers and meeting fees, earned in 2007 for Board and Committee services.

(2) Represents the compensation cost of the quarterly and deferred stock awards recognized in our financial statements in 2007 in accordance with SFAS 123(R) for the fair value of stock awarded. Both quarterly and deferred stock awards vest upon grant. Fair value means the closing sales price of a share of our common stock on the last market-trading day prior to the date of grant.

(3) Represents international insurance premiums and, with respect to Mr. Walsh, payments to our medical benefit plan and, with respect to Ms. Bernard, who resigned in March 2007, payments related to a director gift.

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The following table provides information on the outstanding equity awards for non-management directors as of the end of fiscal year 2007.

OUTSTANDING EQUITY AWARDS FOR NON-MANAGEMENT DIRECTORS
AT THE END OF FISCAL YEAR 2007

	Option Awards			Deferred Stock Awards (1)
				Number of
	Number			Shares of
	of Securities			Stock That	Market Value of
	Underlying	Option	Option	Have Not	Shares of Stock
Non-Management	Exercisable	Exercise	Expiration	Been Issued	That Have Not
Director	Options (#)	Price ($)	Date	(#)	been Issued ($)
H. Jesse Arnelle	—	—	—	4,433	$242,928

Armen Der Marderosian	1,581	$15.81	7/18/2010	4,433	$242,928
	1,466	$17.05	3/20/2011
	753	$33.20	3/26/2012
	2,183	$11.45	3/25/2013

Mickey P. Foret	—	—	—	4,433	$242,928

Lydia H. Kennard	—	—	—	187	$10,248

Joseph W. Ralston	—	—	—	4,433	$242,928

John D. Roach	2,183	$11.45	3/25/2013	4,433	$242,928

Douglas W. Stotlar	—	—	—	654	$35,839

William P. Sullivan	—	—	—	1,396	$76,501

William D. Walsh	1,581	$15.81	7/18/2010	4,433	$242,928
	1,466	$17.05	3/20/2011
	753	$33.20	3/26/2012
	2,183	$11.45	3/25/2013

(1) The market value of the deferred stock awards is calculated by multiplying the number of shares by the closing market price of our common stock as of December 28, 2007, which was $54.80.

Description of Non-Management Director Compensation	Quarterly Retainer: $10,000 payable on the first business day of each quarter that a non-management director served on the Board for an aggregate of $40,000 annually. In addition, the Chairman of the Audit Committee receives $2,500 payable on the first business day of each quarter for an aggregate of $10,000 annually.

Board Attendance Fees: Each non-management director receives $2,000 for each Board meeting attended in person and $750 for each Board meeting attended by telephone.

Committee Attendance Fees: Committee members who are not serving as Chair receive $1,500 for each Committee meeting attended in person and $750 for each Committee meeting attended by telephone.

Committee Chairman Fees: The Chairman of the Audit Committee receives $4,000 for each meeting chaired in person and $750 for each meeting chaired by telephone. The Chairmen of the Board Affairs and

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Compensation Committees each receives $3,000 for every meeting chaired in person and $750 for every meeting chaired by telephone.

Quarterly Stock Award: Each non-management director serving on the Board on the first day of each fiscal quarter receives a stock award under the 1999 Incentive Plan consisting of the number of shares of our common stock equal to $10,625 divided by the Fair Market Value (as defined below) of our common stock on that day, rounded down to the nearest whole share. The stock awards vest immediately upon grant. As defined in our 1999 Incentive Plan, “Fair Market Value” means the closing sales price of a share of our common stock on the last market-trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

Deferred Stock Award: Each non-management director serving on the Board on the first day of each fiscal quarter receives a deferred stock award consisting of a number of notional shares equal to $10,625 divided by the Fair Market Value (as defined above) of our common stock on that day, rounded down to the nearest whole share. These deferred stock awards vest immediately upon grant; however, the notional number of shares attributed to deferred stock awards accumulate and are not issued to the non-management director until six months after the date the non-management director terminates his or her service on the Board.

Medical Benefit Plan: Only non-management directors elected prior to December 17, 1996 were entitled to participate, at our expense, in our medical benefit plan, as a decision was made to grandfather those non-management directors who previously had this benefit made available to them. Only William D. Walsh receives this benefit.

Consulting Fees: We also maintain a policy under which non-management directors may be engaged on an as-needed basis from time to time as consultants for special projects at the rate of up to $3,000 per day (plus reasonable expenses) upon the recommendation of the Chairman of the Board or any officer designated by the Chairman of the Board. No consulting fees were paid to non-management directors during fiscal year 2007. If any of these consulting fees are paid in the future to a non-management director, the Board will determine whether the special projects affect the independence of the non-management director.

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COMPANY PROPOSALS REQUIRING YOUR VOTE

Proposal 1

Election Of Directors

The current terms of office of all of our directors expire at the Annual Meeting. The Board proposes the re-election of the following nominees, all of whom are currently serving as directors, for a new term of one year and until their successors are duly elected and qualified. Each of these nominees was previously elected by the stockholders, except for Ms. Kennard, who was appointed by our Board in August 2007.

Boyden International identified Ms. Kennard as a possible candidate for our Board and was paid a fee for that service. Our Board Affairs Committee reviewed and evaluated Ms. Kennard as a candidate, using the guidelines adopted by our Board in the Board Affairs Committee Charter, and recommended the appointment of Ms. Kennard to the Board. There are ten nominees for the ten authorized Board positions. Stockholders cannot vote or submit proxies for a greater number of persons than the ten nominees named in this Proposal 1. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares cast for that nominee will be voted for the election of a substitute nominee proposed by the Board. There are no family relationships among any of our directors and executive officers.

Principal Occupation,
Nominee and Current	Business Experience,
Committee Service	Other Directorships Held and Age

H. Jesse Arnelle (Board Affairs and Compensation Committees)	Mr. Arnelle has served as one of our directors since January 2004. Mr. Arnelle has served as a director of Metropolitan Life Series Fund since 2002 and as a director of Textron Corporation since 1993. Mr. Arnelle previously served as a director of Eastman Chemical Co., Inc.; as a director of Gannett Company; as a director of Waste Management, Inc; as a director of Armstrong Holdings, Inc.; as a director of Wells Fargo & Company; and as a director of FPL Group, Inc. (formerly Florida Power & Light). Mr. Arnelle also served as senior partner in the law firm of Arnelle & Hastie, San Francisco, which later became Arnelle, Hastie, McGee, Willis and Green, with which he was associated until his retirement in 1997. He was also Of Counsel to the law firm of Womble, Carlyle, Sandridge and Rice from 1997 until September 2005. He is 74 years old.

Armen Der Marderosian (Audit Committee)	Mr. Der Marderosian has served as one of our directors since 1994. Mr. Der Marderosian has been retired since 1999. Mr. Der Marderosian served as President and Chief Executive Officer of GTE Government Systems Corporation from 1995 to 1999 and as Executive Vice President, Technology and Systems, at GTE Corporation from 1998 to 1999. Mr. Der Marderosian also served as Senior Vice President of GTE Corporation from 1995 to 1997. He is 70 years old.

Mickey P. Foret (Audit Committee)	Mr. Foret has served as one of our directors since March 2003. Mr. Foret served until 2002 as Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc., an airline company, and Chairman and Chief

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Principal Occupation,
Nominee and Current	Business Experience,
Committee Service	Other Directorships Held and Age

Executive Officer of Northwest Airlines Cargo, Inc., a transportation and logistics company. Mr. Foret was employed in various management positions at Northwest Airlines from 1992 until 1996 as well as from 1998 until 2002. Mr. Foret previously served as President and Chief Operating Officer of Atlas Air Cargo, Inc. and as President and Chief Operating Officer as well as in other management positions at Continental Airlines, Inc. Mr. Foret has served as a director of Northwest Airlines, Inc. since May 2007, as a director of the Nash Finch Company since May 2005 and as a director of ADC Telecommunications, Inc. since February 2003. Mr. Foret has previously served as a director for NorAm Energy Corp., as a director of MAIR Holdings, Inc., as a director of First American Funds, as a director of Champion Airlines, Inc. and as a director of Worldspan L.P. He is 62 years old.

Lydia H. Kennard	Ms. Kennard has served as one of our directors since August 2007. Ms. Kennard served as the Executive Director of Los Angeles World Airports, the airport oversight and operations department for the city of Los Angeles, from 1999 to 2003 and again from 2005 to January 2007. Ms. Kennard has served as a director of AMB Property Corporation since 2004, as a director of IndyMac Bank since 2002, and as a director of Intermec Corporation since 2003. Ms. Kennard has served on the Board of Trustees of Rand Corporation since 2002 and as a member of the California Air Resources Board since 2004. She is 54 years old.

Martin M. Koffel	Mr. Koffel has served as our Chairman of the Board, Chief Executive Officer, President and as one of our directors since 1989. He is 69 years old.

General Joseph W. Ralston, USAF (Ret.) (Board Affairs and Compensation Committees)	General Ralston has served as one of our directors since October 2003. General Ralston has served as Vice Chairman of The Cohen Group since 2003; as a director of Lockheed Martin since 2003; and as a director of The Timken Company since 2003. General Ralston’s military career began in 1965 and concluded in 2003, when he retired from active duty. General Ralston’s military career was highlighted by his service as Vice Chairman of the Joint Chiefs of Staff in Washington, D.C. from 1996 to 2000 and Commander, U.S. European Command and Supreme Allied Commander Europe, NATO from 2000 to 2003. He is 64 years old.

John D. Roach (Audit and Compensation Committees)	Mr. Roach has served as one of our directors since February 2003. Mr. Roach has served as Chairman of the Board and Chief Executive Officer of Stonegate International, a private investment and advisory services firm, since 1997; as a director of the PMI Group, Inc. since 1997; and as a director of VeriSign, Inc. since August 2007. He served as the Executive Chairman and Chief Executive Officer of Unidare U.S., Inc., an industrial welding and safety supplier, from 2002 to 2006; the founder, Chairman of the Board and Chief Executive Officer of Builders First Source, Inc. from 1998 to 2001; the Chairman of the Board, President, and Chief Executive Officer of Fibreboard Corp. from 1991 to 1997; a director of Kaiser Aluminum Corporation and its subsidiary Kaiser Aluminum & Chemical Corporation from 2002 to 2006; a director of

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Principal Occupation,
Nominee and Current	Business Experience,
Committee Service	Other Directorships Held and Age
Material Sciences Corporation from 2003 to 2006; and a director of Washington Group International (formerly Morrison Knudsen Corporation) from 1997 to 2002. He is 64 years old.

Douglas W. Stotlar (Compensation Committee)	Mr. Stotlar has served as one of our directors since March 2007. He has served as President and Chief Executive Officer of Con-way Inc., a transportation and logistics company (previously known as CNF Inc.) since April 2005. He served as President and Chief Executive Officer of Con-way Transportation Services, Inc., a regional trucking subsidiary (“CTS”), from 2004 until 2005. He also served as CTS’ Executive Vice President and Chief Operating Officer from 2002 until 2004, and as CTS’ Executive Vice President of Operations from 1997 until 2002. Mr. Stotlar is a Vice President at Large and member of the executive Committee of the American Trucking Association. He is also a Director of the American Transportation Research Institute. He is 47 years old.

William P. Sullivan (Audit Committee)	Mr. Sullivan has served as one of our directors since August 2006. He has served as the President and Chief Executive Officer of Agilent Technologies, Inc., a provider of bio- analytical and electronic measurement solutions, since March 2005. He served as Executive Vice President and Chief Operating Officer of Agilent, from March 2002 until March 2005, and as its Senior Vice President and General Manager of its Semiconductor Products Group from August 1999 until March 2002. Mr. Sullivan has served as a Director of Agilent since March 2005. He is 58 years old.

William D. Walsh (Audit, Board Affairs and Compensation Committees)	Mr. Walsh has served as one of our directors since 1988. Mr. Walsh has served as Chairman of Sequoia Associates LLC, a private investment firm, since 1982; as Chairman of the Board of Consolidated Freightways Corporation since 1996; as a director of Unova, Inc. since 1997; as Chairman of the Board of Creativity, Inc. since 1998; and as Chairman of the Board of Ameriscape since 2000. Mr. Walsh served as Chairman of the Board of Clayton Group, Inc. from 1996 to 2002; as a director of Ameriscape, Inc. from 1999 to 2000; as a director of Crown Vantage, Inc. from 1996 to 2002; and as Chairman of the Board of Newell Manufacturing Corporation from 1988 to 2000. He is 77 years old.

The Board Of Directors Recommends
A Vote In Favor Of Each DIRECTOR Nominee.

Required Vote	Directors are elected by a majority of the votes cast for and against by holders of shares entitled to vote at the Annual Meeting, whether present in person or represented by proxy. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the election of the nominees. Abstentions and broker non-votes are counted towards a quorum, but will not be considered votes cast.

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PROPOSAL 2

Amendment of Certificate of Incorporation to Increase Authorized Shares of
Common Stock

Proposal	Our Board has adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock from 100,000,000 shares to 200,000,000 shares, representing an increase of 100 million shares of common stock.

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to any increases in the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders. If the amendment is approved by our stockholders at the Annual Meeting, it will become effective upon filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

Capitalization	As of March 28, 2008, of the 100,000,000 shares of common stock currently authorized, we estimate that the following shares have been issued or reserved:

•  84.4 million shares have been issued and are currently outstanding, including approximately 29.5 million shares, net of tax withholding, that were issued to the former stockholders of the Washington Group in November 2007 upon consummation of our acquisition of Washington Group;

• approximately 1.6 million shares were issuable upon exercise of outstanding stock options; and

•  approximately 5.7 million shares were reserved for issuance under our current 1999 Incentive Plan and our Employee Stock Purchase Plan. In addition, according to the terms of our 1999 Incentive Compensation Plan and our Employee Stock Purchase Plan, an additional 800,000 and 1,500,000 shares, respectively, would become reserved for issuance in July 2008 (unless Proposals 3 and 4 are approved by the stockholders).

Accordingly, at March 28, 2008, only 8.3 million shares of common stock remained unreserved and available for future issuance. In addition, if Proposals 3 is approved by our stockholders at the Annual Meeting, an additional 5,000,000 million shares of common stock would be reserved for future issuance under the 2008 Equity Incentive Plan, and if Proposal 4 is approved, an additional 8,000,000 million shares would be reserved for future issuance under the 2008 Employee Purchase Plan. As a result, our Board unanimously approved the proposed

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Amendment in substantially the form attached hereto as Appendix A. At that time, our Board declared the proposed Amendment to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed Amendment for approval by the stockholders.

Reasons for the Proposal	Our Board believes that the additional shares of authorized common stock are necessary to provide us with the flexibility to use our common stock in the future for business and financial purposes that our Board deems to be in the Company’s best interests on a timely basis without the expense and delay of a stockholders’ meeting. The Board believes that the current authorized common stock is not sufficient to enable us to respond to potential business opportunities and pursue important objectives designed to enhance stockholder value.

The additional authorized shares of common stock will provide us with greater flexibility to use our common stock, without further stockholder approval (except to the extent such approval may be required by law or by applicable New York Stock Exchange listing standards) for any proper corporate purposes including, without limitation, raising equity capital in order to reduce our level of debt or for other general corporate purposes, expanding our business through future acquisitions and other investment opportunities, entering into strategic relationships, providing equity incentives to employees, officers or directors and effecting stock dividends (including stock splits in the form of stock dividends). We currently do not have specific agreements or plans that would involve the issuance of the proposed additional authorized shares.

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Possible Effects of the Proposal	Stockholders should recognize that the issuance of additional shares of common stock might dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could be dilutive to existing stockholders and have a negative effect on the trading price of our common stock. The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by us to oppose a hostile takeover attempt or delay or prevent changes in control or management. For example, without further stockholder approval, the Board could adopt a “poison pill” that would, under certain circumstances related to an acquisition of our shares not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over the then current market prices.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2

Required Vote	The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve this amendment to our Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

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Proposal 3

APPROVAL OF 2008 EQUITY INCENTIVE PLAN

Proposal	On March 27, 2008, our Board, acting through its Compensation Committee, adopted the URS Corporation 2008 Equity Incentive Plan (the “2008 Incentive Plan”), subject to stockholder approval. The 2008 Incentive Plan is a new plan that is intended to replace our existing 1999 Incentive Plan.

This Proposal 3 seeks approval of the 2008 Incentive Plan. The approval of the 2008 Incentive Plan will provide us with the ability to grant stock options, restricted stock and restricted stock unit awards, non-executive director stock awards, and performance-based stock and cash awards. In addition, the corporate governance standards of the NYSE require stockholder approval of certain equity compensation plans adopted by listed companies. Approval of the 2008 Incentive Plan by our stockholders is also required to ensure that stock options and performance-based awards granted under the 2008 Incentive Plan will qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Reasons for the Proposal	Equity and incentive compensation historically have been key elements of our compensation program. The ability to grant stock options, restricted stock and other awards under the 1999 Incentive Plan has enabled us to attract and retain directors, officers, employees and consultants and motivate these individuals to exert their maximum efforts for our success. Our Board believes that an equity compensation program is a necessary and powerful incentive and retention tool that benefits all of our stockholders.

Because the 1999 Incentive Plan will expire in 2009 pursuant to its own terms, and in light of our recent acquisition of Washington Group, the Board believes that replacing the 1999 Incentive Plan is necessary to enable us to continue to provide awards to the directors, officers, employees and consultants of the expanded Company. Therefore, the Board adopted the 2008 Incentive Plan, subject to stockholder approval, to replace the 1999 Incentive Plan and increase the number of shares of our common stock that would be available for such awards.

Section 162(m) of the Code denies a deduction to any publicly held corporation for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to options and performance-based stock awards, and the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-

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established business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the 2008 Incentive Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance-based awards granted under the 2008 Incentive Plan (as described in the summary below).

Other Information	Since May 2006, when performance-based awards were first authorized under the 1999 Incentive Plan, all stock awards granted under the 1999 Incentive Plan (other than non-executive director stock awards) have provided for both performance-based and service-based vesting in accordance with a policy adopted by our Compensation Committee. Specifically, since 2006, stock awards granted under the 1999 Incentive Plan have provided that one-half of the shares subject to each award will vest on the basis of both the participant’s service to the Company and its affiliates and the attainment of pre-established financial performance goals of the Company, and the other one-half of the shares subject to the award will vest solely on the basis of the participant’s service to the Company and its affiliates. If the 2008 Incentive Plan is approved by our stockholders at the Annual Meeting, we currently intend to continue this policy for all stock awards granted under the 2008 Incentive Plan (other than non-executive director stock awards).

If the 2008 Incentive Plan is approved by our stockholders at the Annual Meeting, it will become effective upon the date of the Annual Meeting, and the 1999 Incentive Plan will terminate immediately after the Annual Meeting. In the event that our stockholders do not approve the 2008 Incentive Plan pursuant to this Proposal 3, the 2008 Incentive Plan will not become effective and the 1999 Incentive Plan will continue in its current form. The following description of the 2008 Incentive Plan is a summary only and is qualified in its entirety by reference to the full text of the 2008 Incentive Plan attached hereto as Appendix B.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3

Required Vote	Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the votes cast on the proposal, provided that the total vote cast represents at least a majority of shares present in person or represented by proxy and entitled to vote on the proposal. Votes FOR, AGAINST and ABSTAIN will count as votes cast. Broker non-votes do not count as votes cast for this purpose.

The following is a summary of the material features of the 2008 Incentive Plan.

General	The 2008 Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, non-executive director stock awards, performance stock awards and other forms of equity compensation (together, “stock awards”), as well as performance cash awards (“performance cash awards” and

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together with “stock awards,” “awards”). Incentive stock options granted under the 2008 Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2008 Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose	Our Board adopted the 2008 Incentive Plan to provide a means to secure and retain the services of employees (including officers), directors and consultants eligible to receive awards, to provide incentives for such individuals to exert maximum efforts for our success and the success of our affiliates, and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of our common stock through the grant of stock awards.

Administration	Our Board administers the 2008 Incentive Plan. Subject to the provisions of the 2008 Incentive Plan, the Board has the authority to construe and interpret the 2008 Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, the type or combination of types of awards that will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise or purchase price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the awards. The Board has the authority to accelerate the exercisability or vesting of awards only in the event of a participant’s death, disability or retirement or upon a change in control (as these terms are defined in the 2008 Incentive Plan), except that up to 5% of the share reserve of the 2008 Incentive Plan may be subject to awards that do not meet the preceding acceleration restrictions.

The Board has the power to delegate some or all of the administration of the 2008 Incentive Plan to a committee or committees, except that the Board may not delegate the administration of the 2008 Incentive Plan to a committee to the extent such administration would affect the quarterly non-executive director stock awards granted under the 2008 Incentive Plan. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. Any awards granted under the 2008 Incentive Plan to non-executive directors, other than the quarterly non-executive director stock awards, will be granted by a committee consisting solely of two or more non-employee directors or outside directors. As used herein with respect to the 2008 Incentive Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

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Prohibition on Repricing	The 2008 Incentive Plan expressly provides that the Board will not have the authority to reprice any outstanding stock awards, or cancel and re-grant any outstanding stock awards, unless our stockholders have approved such an action within 12 months prior to such an event.

Share Reserve	The maximum number of shares of our common stock available for issuance, or the “share reserve,” under the 2008 Incentive plan is 5,000,000 shares. The share reserve may be used for any award type without limitation, except that the aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is 5,000,000 shares.

Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable national securities exchange, and such issuance will not reduce the number of shares available for issuance under the 2008 Incentive Plan. If a stock award expires or otherwise terminates without being exercised in full or is settled in cash, then such expired, terminated or settled award will not reduce the number of shares available for issuance under the 2008 Incentive Plan. Furthermore, if any shares of our common stock issued pursuant to a stock award are forfeited to us because of the failure to meet a contingency or condition required for the vesting of those shares, then the forfeited shares will revert to and again become available for issuance under the 2008 Incentive Plan. In addition, any shares withheld for the payment of taxes or acquired by us as consideration for the exercise of an option will again become available for issuance under the 2008 Incentive Plan. Shares issued under the 2008 Incentive Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

Eligibility	Incentive stock options may be granted under the 2008 Incentive Plan only to employees (including officers) of the Company and its affiliates. Non-executive director stock awards may be granted only to directors of the Company who are not employees of the Company or one of its affiliates. Employees (including officers) of and consultants to the Company and its affiliates, and non-employee directors of the Company, are eligible to receive all other types of awards under the 2008 Incentive Plan, including awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code. All of the approximately 56,000 employees of and consultants to the Company and its affiliates, and nine non-employee directors of the Company are eligible to participate in the 2008 Incentive Plan.

No incentive stock option may be granted under the 2008 Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or its affiliates, unless the exercise price of the option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time

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by a participant during any calendar year (under the 2008 Incentive Plan and any other plans of the Company and its affiliates) may not exceed $100,000.

Under the 2008 Incentive Plan, no employee may be granted during any fiscal year of the Company (i) options or performance stock awards covering more than 1,000,000 shares of our common stock or (ii) performance cash awards with a value in excess of $5,000,000.

Terms of Options	Options may be granted under the 2008 Incentive Plan pursuant to stock option agreements.

Exercise Price. The exercise price of options generally may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in the case of certain incentive stock options (see “Eligibility” above), may not be less than 110% of such fair market value. As of April 11, 2008, the closing price of our common stock as reported on the New York Stock Exchange was $35.84 per share.

Consideration. The exercise price of options granted under the 2008 Incentive Plan may be paid, to the extent permitted by applicable law and at the discretion of the Board, (i) by cash, check, bank draft or money order (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other common stock of the Company, (iv) pursuant to a net exercise arrangement, or (v) in any other form of legal consideration acceptable to the Board.

Vesting. Options granted under the 2008 Incentive Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with us or with an affiliate, whether service is performed in the capacity of an employee, consultant or director (collectively, “service”) and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2008 Incentive Plan may be subject to different vesting terms. The Board may accelerate the vesting or exercisability of an option only in the event of a participant’s death, disability or retirement or upon a change in control (as these terms are defined in the 2008 Incentive Plan), except that up to 5% of the share reserve of the 2008 Incentive Plan may be subject to awards that do not meet the preceding acceleration restrictions.

Term. The maximum term of options granted under the 2008 Incentive Plan is 10 years, except that, in the case of certain incentive stock options (see “Eligibility” above) the maximum term is five years.

Termination of Service. Options granted under the 2008 Incentive Plan generally terminate three months after termination of the participant’s service unless (i) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant’s service has terminated, or within the period (if any)

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specified in the option agreement after termination of service for a reason other than death, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (iii) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer. Unless provided otherwise by the Board, a participant in the 2008 Incentive Plan may not transfer an option other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of the participant, only the participant (or the transferee pursuant to a domestic relations order) may exercise an option. A participant may also designate a beneficiary who may exercise an option following the participant’s death.

Restricted Stock Awards	Restricted stock awards may be granted under the 2008 Incentive Plan pursuant to restricted stock award agreements.

Consideration. The Board may grant restricted stock awards in consideration of past or future services rendered to us or in exchange for any other form of legal consideration acceptable to the Board.

Vesting. Shares of stock acquired under a restricted stock award agreement may, but need not, be subject to forfeiture to us in accordance with a vesting schedule as determined by the Board. However, (i) any restricted stock award that vests on the basis of a participant’s service will not vest more rapidly than pro rata over a three-year period and any restricted stock award that vests upon the satisfaction of performance goals will provide for a performance period of at least 12 months, and (ii) the vesting of restricted stock awards may be accelerated only in the event of a participant’s death, disability or retirement or upon a change in control (as these terms are defined in the 2008 Incentive Plan), except that up to 5% of the share reserve of the 2008 Incentive Plan may be subject to awards that do not meet the preceding vesting or acceleration restrictions.

Termination of Service. Upon termination of a participant’s service, we may reacquire any forfeited shares of stock that have not vested as of the termination under the terms of the applicable restricted stock award agreement.

Restrictions on Transfer. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Restricted Stock Unit Awards	Restricted stock unit awards may be granted under the 2008 Incentive Plan pursuant to restricted stock unit award agreements.

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Consideration. The purchase price, if any, for restricted stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, or by any combination of these means as determined by the Board.

Vesting. A restricted stock unit award vests at the rate specified in the applicable award agreement as determined by the Board. However, (i) any restricted stock unit award that vests on the basis of a participant’s service will not vest more rapidly than pro rata over a three-year period and any restricted stock unit award that vests upon the satisfaction of performance goals will provide for a performance period of at least 12 months, and (ii) the vesting of restricted stock unit awards may be accelerated only in the event of a participant’s death, disability or retirement or upon a change in control (as these terms are defined in the 2008 Incentive Plan), except that up to 5% of the share reserve of the 2008 Incentive Plan may be subject to awards that do not meet the preceding vesting or acceleration restrictions. At the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a restricted stock unit award.

Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of service.

Non-Executive Director Stock Awards	Quarterly Grant. Each person who is serving as a non-executive director on the first day of each of our fiscal quarters will be granted a quarterly grant. The number of shares of common stock subject to each quarterly grant will be equal to the quotient of $10,625 divided by the fair market value of the common stock on the date of grant, rounded down to the nearest whole share. Each quarterly grant will be fully vested on the date of grant.

Deferred Grant. Each person who is serving as a non-executive director on the first day of each of our fiscal quarters will be granted a quarterly deferred grant. Under the quarterly deferred grant arrangement, each non-executive director is entitled to receive a number of shares of common stock equal to the quotient of $10,625 divided by the fair market value of the common stock on the date of grant, rounded down to the nearest whole share. Each quarterly deferred grant will be fully vested on the date of grant; provided that the notional number of shares of the common stock subject to each quarterly deferred grant will not be issued until the director terminates his or her service on the Board, at which time we will issue and deliver the shares to the director on the date that is six months following such termination.

Consideration. Non-executive director stock awards will be awarded in consideration of services rendered as a director of the Company.

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Amendment. The Board may, at any time, amend the terms pursuant to which non-executive director stock awards will be granted, including the value or number of shares that will be subject to each non-executive director stock award.

Performance Awards	Under the 2008 Incentive Plan, an award may be granted, vest or be exercised based upon the attainment, during a certain period of time, of certain performance goals. All employees of and consultants to the Company and its affiliates and directors of the Company are eligible to receive performance-based stock and cash awards under the 2008 Incentive Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree the performance goals have been attained will be determined by the Board. However, (i) any performance stock award that provides for vesting upon the satisfaction of performance goals will provide for a performance period of at least 12 months, and (ii) the vesting of any performance stock awards may be accelerated only in the event of a participant’s death, disability or retirement or upon a change in control (as these terms are defined in the 2008 Incentive Plan), except that up to 5% of the share reserve of the 2008 Incentive Plan may be subject to awards that do not meet the preceding vesting or acceleration restrictions.

In granting a performance-based award, the Board will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to the award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the 2008 Incentive Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2008 Incentive Plan will be determined by the Board, based on one or more of the following performance criteria: (i) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (ii) earnings before interest and taxes (“EBIT”); (iii) earnings before unusual or nonrecurring items; (iv) net earnings; (v) earnings per share; (vi) net income; (vii) gross profit margin; (viii) operating margin; (ix) operating income; (x) net operating income; (xi) net operating income after taxes; (xii) growth; (xiii) net worth; (xiv) cash flow; (xv) cash flow per share; (xvi) total stockholder return; (xvii) return on capital; (xviii) stock price performance; (xix) revenues; (xx) costs; (xxi) working capital; (xxii) capital expenditures; (xxiii) changes in capital structure; (xxiv) economic value added; (xxv) industry indices; (xxvi) expenses and expense ratio management; (xxvii) debt reduction; (xxviii) profitability of an identifiable business unit or product; (xxix) levels of expense, cost or liability by category, operating unit or any other delineation;

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(xxx) implementation or completion of projects or processes; (xxxi) contribution; (xxxii) average days sales outstanding; (xxxiii) new sales; and (xxxiv) to the extent that a performance stock award or performance cash award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The Board is authorized to determine whether, when calculating the attainment of performance goals for a performance period, as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (xiii) to reflect any partial or complete corporate liquidation. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

If this Proposal 3 is approved by our stockholders, compensation attributable to performance-based awards under the 2008 Incentive Plan will qualify as performance-based compensation under Section 162(m) of the Code, provided that: (i) the award is granted by a compensation committee composed solely of “outside directors,” (ii) the award is granted (or vests or becomes exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the compensation committee certifies in writing prior to the granting (or vesting or exercisability) of the award that the performance goal has been satisfied.

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Other Stock Awards	The Board may grant other stock awards that are based in whole or in part by reference to our common stock. Subject to the provisions of the 2008 Incentive Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. However, (i) any other stock award that vests on the basis of a participant’s service will not vest more rapidly than pro rata over a three-year period and any other stock award that vests upon the satisfaction of performance goals will provide for a performance period of at least 12 months, and (ii) the vesting of other stock awards may be accelerated only in the event of a participant’s death, disability or retirement or upon a change in control (as these terms are defined in the 2008 Incentive Plan), except that up to 5% of the share reserve of the 2008 Incentive Plan may be subject to awards that do not meet the preceding vesting or acceleration restrictions.

Changes in Capitalization	If any change is made to the outstanding shares of our common stock without our receipt of consideration (whether through a stock split or other specified change in our capital structure), appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2008 Incentive Plan, (ii) the maximum number and/or class of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the maximum number and/or class of securities for which any one person may be granted options or performance-based awards per fiscal year pursuant to the limitation under Section 162(m) of the Code, and (iv) the number and/or class of securities and the price per share in effect under each outstanding stock award under the 2008 Incentive Plan.

Corporate Transactions; Changes in Control	In the event of a dissolution or liquidation of the Company, all outstanding stock awards under the 2008 Incentive Plan will terminate immediately prior to such event.

Unless otherwise provided in an agreement, in the event of a “change in control” (as defined in the 2008 Incentive Plan), (i) any surviving or controlling entity may either assume outstanding stock awards or substitute similar awards for these outstanding stock awards, and any reacquisition rights held by the Company with respect to common stock issued pursuant to stock awards may be assigned to the surviving or controlling entity, or (ii) the Board may, in its discretion, provide that, in complete settlement of outstanding stock awards, holders of these awards will receive payments (in a form determined by the Board) in amounts that the Board determines represent the value of the outstanding awards. If the surviving or controlling entity declines to assume the outstanding stock awards or substitute similar awards, and the Board does not provide for payments to settle the outstanding stock awards, then, (i) with respect to awardholders whose service has not terminated prior to the change in control, the vesting and the time during which these awards may be exercised will be accelerated as of a time designated by the Board and the awards will terminate if not exercised before that time, and any reacquisition rights held by the Company with

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respect to these awards will lapse, and (ii) any other outstanding awards will terminate if not exercised prior to the time designated by the Board, except that any reacquisition rights held by the Company with respect to these awards will not terminate.

For purposes of the 2008 Incentive Plan, a “change in control” will be deemed to occur in the event of a transaction, or series of transactions that occur within a 12-month period, as a result of which the stockholders of the Company immediately prior to the transaction (or, in the case of a series of transactions, immediately prior to the first transaction in the series) hold less than 50% of the beneficial ownership of the securities of the entity that survives the transaction (or, if more than one entity survives the transaction, of the controlling entity) following the transaction or transactions.

Unless otherwise provided by the Board, in the event that any payment or transfer by the Company to a participant would be non-tax deductible by the Company under Section 280G of the Code (regarding “parachute payments” made in connection with a change in control), then the present value of the payments will be reduced to an amount that maximizes the present value of the payments without causing any payment to be nondeductible by the Company.

The acceleration of vesting of a stock award in the event of a change in control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Tax Withholding	Unless prohibited by the terms of a stock award agreement, we may satisfy any tax withholding obligation relating to an award by causing a participant to tender a cash payment, withholding a portion of the common stock otherwise issuable to the participant, withholding cash from an award settled in cash, or by such other method as may be set forth in the award agreement.

Section 409A	To the extent that any award granted under the 2008 Incentive Plan is determined to be deferred compensation subject to Section 409A of the Code, the award agreement evidencing the award will incorporate the terms necessary to comply with the requirements of Section 409A. The Board may adopt amendments to the 2008 Incentive Plan and any applicable award agreement (including amendments with retroactive effect) or take any other actions that are determined to be necessary or appropriate to (i) exempt the award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (ii) comply with the requirements of Section 409A.

Duration, Termination and Amendment	The Board may suspend or terminate the 2008 Incentive Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 2008 Incentive Plan will terminate five years after approval by our stockholders at the Annual Meeting. The Board may amend the 2008 Incentive Plan at any time. However, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy applicable law.

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Federal Income Tax Information	The following is a summary of the principal United States federal income taxation consequences to employees and us with respect to participation in the 2008 Incentive Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options. Incentive stock options granted under the 2008 Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then, at the time of disposition, the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by us in the event of the

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participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when our purchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income, in the year of exercise of the option, an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Awards. Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income, in the year of issuance, an amount equal to the excess of (a) the fair market value of the shares on the date of issuance, over (b) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

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Restricted Stock Unit Awards. No taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income, in the year in which the shares subject to that unit are actually issued to the participant, in an amount equal to the fair market value of the shares on the date of issuance. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, generally we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to any of the certain “covered employees” in a taxable year to the extent that compensation to that covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation if (i) the awards are approved by a compensation committee comprised solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to restricted stock awards, restricted stock unit awards and performance-based awards will qualify as performance-based compensation, provided that: (i) the award is approved by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or vests or becomes exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or vesting or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for the award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

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2008 Equity Incentive Plan Benefits (1)
Number of shares
Name and position	Dollar value ($)	subject to awards
Martin M. Koffel; Chairman of the Board; Chief Executive Officer; President	*	*

H. Thomas Hicks; Chief Financial Officer	*	*

Stephen G. Hanks; Vice President; President Washington Division	*	*

Gary V. Jandegian; Vice President; President, URS Division	*	*

Randall A. Wotring; Vice President; President, EG&G Division	*	*

All Current Executive Officers, as a group	*	*

All Current Non-Management Directors, as a group (2)	$765,000	*

All employees, including all current officers who are not executive officers, as a group	*	*

(1)	The amounts allocable under the 2008 Incentive Plan to our executive officers and employees are not determinable because the plan does not provide fixed benefits or objective criteria for determining the compensation thereunder with regard to any participants other than non-employee directors.

(2)	Each non-management director serving on the Board for the entire fiscal year will receive stock awards with an aggregate value on the dates of grant equal to $85,000 under the 2008 Incentive Plan. The number of shares subject to the stock awards is determined on the basis of the fair market value of our common stock for the date of grant, and therefore, is not determinable at this time

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Proposal 4

APPROVAL OF 2008 EMPLOYEE STOCK PURCHASE PLAN

Proposal	On March 27, 2008, our Board, acting through its Compensation Committee, adopted the URS Corporation 2008 Employee Stock Purchase Plan (the “2008 Purchase Plan”), subject to stockholder approval. The 2008 Purchase Plan is a new plan that is intended to replace our existing Employee Stock Purchase Plan (the “Existing Purchase Plan”).

This Proposal 4 seeks approval of the 2008 Purchase Plan. The approval of the 2008 Purchase Plan will provide us with the ability to grant rights to our employees (and the employees of any of our parent or subsidiary companies designated by the Board to participate in the 2008 Purchase Plan) that provide the opportunity to acquire an equity interest in the Company.

Reasons for the Proposal	An employee stock purchase program provides our employees with the opportunity to purchase shares of our common stock at a discount and thereby serves to attract, motivate, and retain the services of such employees. Our Board believes that an employee stock purchase program is an effective incentive and retention tool that benefits all of our stockholders.

Because our Existing Purchase Plan will expire in 2009 and in light of our recent acquisition of Washington Group, the Board believes that replacing the Existing Purchase Plan is necessary to enable us to continue to provide purchase rights to the employees of the expanded Company. Therefore, the Board adopted the 2008 Purchase Plan, subject to stockholder approval, to replace the Existing Purchase Plan and increase the number of shares of our common stock that would be available for purchase rights.

If the 2008 Purchase Plan is approved by our stockholders at the Annual Meeting, it will become effective upon the date of the Annual Meeting and the Existing Purchase Plan will terminate immediately after the purchase of shares under the currently ongoing offering under the Existing Purchase Plan. In the event that our stockholders do not approve the 2008 Purchase Plan pursuant to this Proposal 4, the 2008 Purchase Plan will not become effective and the Existing Purchase Plan will continue in its current form. The following description of the 2008 Purchase Plan is a summary only and is qualified in its entirety by reference to the full text of the 2008 Purchase Plan attached hereto as Appendix C.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 4

Required Vote	Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal. Votes FOR, AGAINST and ABSTAIN

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will count as votes cast. Broker non-votes do not count as votes cast for this purpose.

The following is a summary of the material features of the 2008 Purchase Plan.

Purpose	The purpose of the 2008 Purchase Plan is to provide a means by which certain employees may be given an opportunity to purchase our common stock, to attract, motivate, and retain the services of those individuals, and to provide incentives for those individuals to exert maximum efforts toward our success.

Administration	Our Board administers the 2008 Purchase Plan. Subject to the provisions of the 2008 Purchase Plan, the Board has the authority to construe and interpret the 2008 Purchase Plan and the purchase rights granted thereunder, to determine the provisions of each offering of rights to purchase our common stock, and to determine whether employees of any of our parent or subsidiary companies will be eligible to participate in the 2008 Purchase Plan.

The Board has the power to delegate some or all of the administration of the 2008 Purchase Plan to a committee composed of one or more members of the Board. If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. As used herein with respect to the 2008 Purchase Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

Share Reserve	The maximum number of shares of our common stock available for issuance, or the “share reserve,” under the 2008 Purchase Plan is 8,000,000 shares.

If a purchase right granted under the 2008 Purchase Plan terminates without being exercised, the shares not purchased under such right will again be available for issuance under the 2008 Purchase Plan. Shares issued under the 2008 Purchase Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

Offering Periods	Shares of our common stock are offered under the 2008 Purchase Plan through a series of offering periods of such duration as determined by the Board, provided that in no event may an offering period exceed 27 months. Each offering period has one or more purchase dates, as determined by the Board prior to the commencement of the offering period. The Board has the authority to alter the duration or purchase dates of subsequent offering periods. When an eligible employee elects to participate in an offering, the employee is granted a purchase right to acquire shares of our common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations.

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Subject to stockholder approval, the Board has established a series of ongoing offerings under the 2008 Purchase Plan, each with a duration of six months. The first offering period under the 2008 Purchase Plan is scheduled to commence on July 1, 2008 and end on December 31, 2008, with a purchase date on December 31, 2008. Thereafter, a six-month offering period will commence on January 1st and July 1st each year, with a single purchase date on the last day of the offering period.

Eligibility	Any person who is customarily employed more than 20 hours per week and five months per calendar year by the Company (or a parent or subsidiary company if the Board determines that such company is eligible to participate) on the first day of an offering period is eligible to participate in that offering period under the 2008 Purchase Plan, provided that the employee has been continuously employed by the Company (or a parent or subsidiary company) for such period as the Board may require, but in no event may the required period of continuous employment be greater than two years. The Board may provide in any offering that certain employees who are “highly compensated” as defined in the Code are not eligible to participate in the 2008 Purchase Plan.

In any event, no employee is eligible to participate in the 2008 Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its parent or subsidiary companies (including any stock which the employee may purchase under all outstanding purchase rights and options). In addition, no employee may purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding.

Participation	Eligible employees may enroll in the 2008 Purchase Plan by delivering to the Company, prior to the commencement of the offering period, an agreement authorizing payroll deductions of up to 10% of the employee’s earnings during the offering period.

By executing an agreement to participate in the 2008 Purchase Plan, an employee is entitled to purchase shares under the 2008 Purchase Plan. In connection with offerings made under the 2008 Purchase Plan, the Board may specify a maximum number of shares of common stock that each employee may purchase and/or the maximum aggregate number of shares of common stock that may be purchased by all participants in the offering. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed the maximum aggregate number of shares of common stock available, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless an employee’s participation is discontinued, his or her right to purchase shares is exercised automatically on the purchase date at the applicable price.

Purchase Price	The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period is equal to 95% of

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the fair market value per share of our common stock on that purchase date.

As of April 11, 2008, the closing price of our common stock as reported on the New York Stock Exchange was $35.84 per share.

Payment of Purchase Price	The purchase price of the shares is funded by payroll deductions accumulated over the offering period. During an offering, a participant may change his or her rate of payroll deductions, as determined by the Board in the offering. All payroll deductions made for a participant are credited to his or her account under the 2008 Purchase Plan and deposited with our general funds.

Withdrawal	A participant may withdraw from an offering period by delivering a notice of withdrawal at any time prior to the end of an offering, except as otherwise provided by the Board. Upon such withdrawal, we will refund accumulated payroll deductions without interest to the employee, and that employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect that employee’s eligibility to participate in subsequent offerings under the 2008 Purchase Plan.

Termination of Employment	Purchase rights granted pursuant to any offering under the 2008 Purchase Plan terminate immediately upon termination of employment for any reason. Upon termination, we will refund all accumulated payroll deductions to the terminated employee without interest.

Restrictions on Transfer	Purchase rights granted under the 2008 Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Changes in Capitalization	If any change is made to the outstanding shares of our common stock without our receipt of consideration (whether through a stock split or other specified change in our capital structure), appropriate adjustments will be made to: (i) the maximum number and/or class of securities subject to the 2008 Purchase Plan, (ii) the number and/or class of securities subject to outstanding purchase rights, and (iii) the number and/or class of securities imposed by purchase limits under ongoing offerings.

Corporate Transactions	In the event of a “corporate transaction” (as defined in the 2008 Purchase Plan), the Board may determine that any surviving or acquiring corporation (or its parent company) may assume or substitute similar purchase rights for those outstanding under the 2008 Purchase Plan. If the surviving or acquiring corporation (or its parent company) does not assume these rights or substitute similar rights, then the participants’ accumulated payroll deductions will be applied to the purchase of shares of our common stock within 10 business days prior to the corporate transaction, and the purchase rights will terminate immediately thereafter.

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For purposes of the 2008 Purchase Plan, a “corporate transaction” will be deemed to occur in the event of (i) a sale or other disposition of all or substantially all of the assets of the Company, (ii) a sale or other disposition of more than 50% of the outstanding securities of the Company, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) a merger or consolidation in which the Company is the surviving corporation, but shares of our outstanding common stock are converted into other property by virtue of the transaction.

Duration, Amendment and Termination	The Board may suspend or terminate the 2008 Purchase Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 2008 Purchase Plan will terminate at the time that all of the shares of our common stock reserved for issuance under the 2008 Purchase Plan have been issued under the terms of the 2008 Purchase Plan. The Board may amend the 2008 Purchase Plan at any time. However, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy applicable law.

Federal Income Tax Information	The following is a summary of the principal United States federal income taxation consequences to employees and us with respect to participation in the 2008 Purchase Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

The 2008 Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, a participant will be taxed on amounts withheld for the purchase of shares of our common stock as if the amounts were paid directly to the participant. However, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or exercise of purchase rights. Taxable income is not be recognized until there is a sale or other disposition of the shares acquired under the 2008 Purchase Plan, or in the event the participant should die while still owning the purchased shares.

If a participant sells or disposes of the purchased shares more than two years after the beginning of the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares (a “qualifying disposition”), the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the excess of the fair market value of the shares on the offering date over the purchase price paid for those shares or (ii) the excess of the amount realized upon the sale of the shares over the purchase price paid for those shares. Any additional gain or loss recognized on the sale or disposition of the shares will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

If the participant sells or otherwise disposes of the purchased shares before the expiration of either of these holding periods (a “disqualifying disposition”), then the participant will recognize ordinary income in the

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year of sale or disposition equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for those shares. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the participant held the shares for more than one year after the purchase. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

New 2008 Purchase Plan Benefits	Participation in the 2008 Purchase Plan is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the 2008 Purchase Plan.

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Proposal 5

Ratification of Selection of our Independent registered public accounting firm

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2009, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1988. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to any appropriate questions.

Independent Registered Public Accounting Firm’s Fees	The following table presents aggregate fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for the fiscal years ended December 28, 2007 and December 29, 2006, and fees for other services rendered by PricewaterhouseCoopers LLP during these periods.

	Fiscal Year 2007	Fiscal Year 2006
Audit Fees	5,613,963	$5,532,005
Audit-related Fees	347,724	132,779
Tax Fees	—	—
All Other Fees	14,477	7,134
Total Fees	$5,976,164	$5,671,918

Audit Services Fees. Audit services fees include fees for services rendered in connection with the annual audit of our consolidated financial statements. This category also includes fees for audits and reviews provided in connection with statutory and regulatory filings and engagements or services that generally only independent registered public accounting firms reasonably can provide to a client, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category may include fees related to mergers and acquisitions consultation, consultations regarding generally accepted accounting principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. Audit-related fees also include audits of pension and other employee benefit plans, as well as the review of information systems and general internal control reporting requirements.

Tax Fees. Tax fees includes all services performed by professional staff in our independent registered public accounting firm’s tax division (except those relating to audit or audit-related services), including fees associated with tax compliance, tax planning and tax consultation services.

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All Other Fees. All other fees primarily include fees associated with an annual license fee on software in assisting management in performing technical research and analyzing the design or procedures regarding our internal control structure.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of those services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Policy on Audit Committee Pre-Approval	The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.

On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also has delegated the ability to pre-approve audit and permitted non-audit services to the Chairman of the Audit Committee, Mr. Der Marderosian, provided that any pre-approvals by the Chairman are reported to the Audit Committee at the subsequent scheduled Audit Committee meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

Required Vote	Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our By-Laws or otherwise. The Audit Committee is, however, submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether this matter has been approved.

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Report of the Audit Committee for Fiscal year 20071

Audit Committee Report	The Audit Committee has reviewed and discussed with management of the Company the audited financial statements for the fiscal year ended December 28, 2007. The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with the independent registered public accounting firm its independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007 for filing with the Securities and Exchange Commission.

Respectfully Submitted,

THE AUDIT COMMITTEE

Armen Der Marderosian, Chairman
Mickey P. Foret
John D. Roach
William P. Sullivan
William D. Walsh

1 The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date of this proxy statement and irrespective of any general incorporation language included in any such filing.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 28, 2008, by: (1) each director; (2) each of the “Named Executives; (3) all of our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than five percent of our common stock. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, subject to community property laws where applicable, we believe, based on such information provided, that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The applicable address for each of our directors and executive officers is c/o URS Corporation, 600 Montgomery Street, 26th Floor, San Francisco, CA 94111-2728.

	Common Stock Beneficially Owned (1)
Beneficial Owner	Number	Percentage
FMR, LLC	12,429,570	14.7%
80 Devonshire Street Boston, MA 02109
H. Jesse Arnelle (2)	7,252	*
Armen Der Marderosian (2)	28,003	*
Mickey P. Foret (2)	25,994	*
Stephen G. Hanks	0	*
H. Thomas Hicks	81,525	*
Gary V. Jandegian	169,301	*
Lydia H. Kennard (2)	760	*
Martin M. Koffel	969,112	1.14%
General Joseph W. Ralston, USAF (Ret.) (2)	10,366	*
John D. Roach (2)	16,141	*
Douglas W. Stotlar (2)	1,694	*
William P. Sullivan (2)	3,178	*
William D. Walsh (2)	101,503	*
Randall A. Wotring	111,238	*
All executive officers and directors as a group (19 persons) (3)	1,756,315	2.07%

* Less than one percent.

(1) There were 84,355,247 shares of our common stock outstanding as of March 28, 2008. All stock options held by our employees are currently exercisable, and, therefore, our calculations assume that each holder has exercised any stock options held by him or her. Option shares held by other holders are not included in the calculations with respect to any other stockholder.
(2) Includes the following deferred stock awards granted to our non-management directors: 4,626 deferred shares for Mr. Arnelle; 4,626 deferred shares for Mr. Der Marderosian; 4,626 deferred shares for Mr. Foret; 380 deferred shares for Ms. Kennard; 4,626 deferred shares for General Ralston; 4,626 deferred shares for Mr. Roach; 847 deferred shares for Mr. Stotlar; 1,589 deferred shares for Mr. Sullivan; 4,626 deferred shares for Mr. Walsh.
(3) Executive officer shares consist of shares owned by the Named Executives, Thomas W. Bishop, Reed N. Brimhall, Susan B. Kilgannon, Joseph Masters and Thomas Zarges.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 28, 2007, all executive officers, directors and greater than 10% beneficial owners were in compliance with the applicable Section 16(a) filing requirements.

Compensation Committee Interlocks and Insider Participations

The Compensation Committee is comprised of five non-employee directors: Mr. Walsh, Mr. Arnelle, Mr. Ralston, Mr. Roach and Mr. Stotlar. No member of the Compensation Committee is, or was formerly, one of our officers or employees. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

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Report Of The Compensation Committee On Executive Compensation
For Fiscal year 20071

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 28, 2007.

Respectfully Submitted,

THE COMPENSATION COMMITTEE

William D. Walsh, Chairman
H. Jesse Arnelle
General Joseph W. Ralston
John D. Roach
Douglas W. Stotlar

1 The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date of this proxy statement and irrespective of any general incorporation language included in any such filing.

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EXECUTIVE COMPENSATION

COMPENSATION DISCLOSURE AND ANALYSIS

Philosophy and Overview

Our executive compensation philosophy is to compensate our senior executives competitively with a mix of base salary, annual cash bonus, long-term equity incentives and other benefits (“Total Compensation”) designed to attract and retain highly qualified executives and incentivize them to produce strong financial performance for the benefit of our stockholders. Generally, the Compensation Committee believes that providing the opportunity to earn Total Compensation between the 50th percentile and the 75th percentile of compensation packages provided to employees with similar responsibilities at comparable companies is consistent with our needs as we compete for high performing senior executives with above-market talent and the ability to produce above-market contributions and financial results. The significant components of our compensation program, and the manner in which we determined the level of the compensation awarded to each of our executive officers named in the “Summary Compensation” table presented on page 66 (the “Named Executives”) with respect to our 2007 fiscal year, are discussed below.

The Compensation Committee strives to maintain an appropriate balance between base salary, annual cash bonus opportunity and long-term equity awards to compensate each Named Executive fairly while also providing them with appropriate incentives for achieving both annual and longer-term objectives. Providing competitive base salaries is an essential foundation for compensating our executives, managers and other employees. However, the Compensation Committee believes that performance-based awards should comprise a substantial portion of the Total Compensation paid to our Named Executives and our other executives and senior managers in order to motivate them to achieve specific Company goals and to link pay to the achievement of those goals. The Compensation Committee also believes that the proportion of Total Compensation that is performance-based and at- risk should increase with increased executive responsibilities.

Accordingly, under our annual cash bonus plan, called our Incentive Compensation Plan (the “Bonus Plan”), participants become eligible to earn annual cash bonuses targeted as a percentage of their respective base salaries. As executives and managers assume greater responsibility, their targeted bonus percentages increase. The size of any actual bonuses earned for a given fiscal year relative to the target bonuses is determined by the extent to which pre-established quantitative performance metrics have been achieved for that fiscal year. These performance metrics are established both on a Company-wide or Division-wide basis for the Named Executives, and for less senior executives and managers may be keyed to the performance of their own divisions, regions or operating business units.

Similarly, as responsibilities increase, the proportion of an executive’s Total Compensation that takes the form of equity awards granted under our 1999 Equity Incentive Plan that vest over a multi-year period also increases relative to the short-term cash paid in the form of base salary and annual bonuses. The Compensation Committee believes that such equity awards can provide stronger retention incentives and further align the executive’s interests with those of our stockholders by providing greater motivation to maximize stockholder value. In addition, our 1999 Incentive Plan allows us to issue long-term equity incentive awards that require, as a condition to vesting, the attainment of pre-established performance metrics, such as Company net income.

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Total Compensation Review for 2007

In March 2007, the Compensation Committee undertook its annual review of the Total Compensation of each Named Executive as a whole and on a component basis. This review excluded Mr. Hanks, who did not become an executive officer of the Company until the acquisition of Washington Group International in November 2007, and accordingly, whose Total Compensation for 2007 is discussed separately below. To assist with this review, the Compensation Committee again requested Watson Wyatt to conduct a competitive survey and develop separate advice and guidance regarding the key components of the Total Compensation awarded to the Named Executives and the other Section 16 Officers and selected other senior executives (the “2007 Watson Wyatt Report”).

To prepare the 2007 Watson Wyatt Report, Watson Wyatt, with input from both the Compensation Committee and our management, developed a comparative group of companies, supplemented by a subset of Fortune 1500 companies and published surveys, and performed analyses of the compensation levels for the executives of those companies holding positions comparable to those held by each of our Named Executives and our executives analyzed. Watson Wyatt also conducted various meetings with individual members of the Compensation Committee and senior management to learn more about our business operations and strategy, the job functions and responsibilities of the respective executives, key performance metrics and strategic goals, as well as the labor markets in which we compete. A summary report, including management’s recommendations, was presented to the Compensation Committee for its consideration, which the Compensation Committee approved with some modifications following an active dialogue with Watson Wyatt, Cooley and, other than with respect to his own Total Compensation, the CEO.

The information analyzed by Watson Wyatt was collected from the following three sources, each with a focus on industry, business, the competition for talent and size (revenue and market capitalization):

•	Public Company Comparison Group – Data was collected from the proxy statements of a select peer group of publicly traded companies, based on comparable business and size. The peer group includes public companies with revenues from $615 million to $33 billion (median $5 billion) and market capitalizations ranging from $205 million to $32 billion (median $3.8 billion). The companies included in this peer group were:

Accenture Ltd.	Affiliate Computer Services, Inc.	Baker (Michael) Corporation
BearingPoint, Inc.	CA, Inc.	CACI International, Inc.
Computer Sciences Corporation	Emcor Group, Inc.	Fluor Corporation
General Dynamics Corporation	Granite Construction, Inc.	Jacobs Engineering Group
Johnson Controls, Inc.	L-3 Communications Holdings, Inc.	Mantech International, Inc.
Raytheon Corporation	Science Application International Corporation	ServiceMaster Corporation
Shaw Group Inc.	Tetra Tech, Inc.	Washington Group International, Inc.

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°	This peer group changed slightly relative to the peer group used in connection with Watson Wyatt’s 2006 report on Total Compensation to reflect the removal of Anteon from the peer group due to its acquisition by another company.

°	The 2007 Watson Wyatt report noted that as of February 2007, the Company was positioned slightly below the peer group median with respect to most financial size measures, with its revenue, net income, enterprise value and market capitalization falling between the 37th and 46th percentile of the peer group companies and its number of employees just exceeding the median. However, the Report also noted that we exceeded the median of other financial performance measures, with, among other measures, our trailing twelve-month revenue growth of 13% exceeding the median of 9%, our prior year net income growth of 42% exceeding the median of 6%, and our market capitalization growth and net income growth substantially exceeding the peer group median measured over the preceding one-, three- and five-year periods.

°	In addition, a separate peer group analysis was also conducted by removing the four largest peers on this list to determine whether these larger companies were skewing the overall results. Watson Wyatt concluded that this separate peer group analysis did not change its overall results.

•	Published Survey Sources – Multiple published surveys were utilized, and market values obtained based on the size of participants. The Published Survey Sources included the following: Watson Wyatt Data Services Top Management Surveys – 2006/2007, and the Mercer Executive Compensation Survey – 2006.

•	Standard and Poor’s 1500 List of Companies – A subset of 191 companies selected from the Standard and Poor’s 1500 with revenues ranging from $2.5 billion to $10 billion (median $3.8 billion) and market capitalization ranging from $500 million to $6 billon (median $3.1 billion).

For the Named Executives, Watson Wyatt compared market data for their respective positions against their current base salary, total cash compensation (base salary plus bonus) and total direct compensation (base salary and bonus plus the expected value of annual long-term incentives). The 2007 Watson Wyatt Report concluded that base salaries, total cash compensation and total direct compensation for the Named Executives generally fell between the 50th percentile and the 75th percentile relative to the market for that individual’s employment as derived from all three data sources, consistent with the overall philosophy of the Compensation Committee noted above.

The Compensation Committee recognized, however, that the data on which the 2007 Watson Wyatt Report was based necessarily was retrospective, and that base salaries among the peer group were expected to continue to increase. Specifically, the Report indicated that median base compensation and total cash compensation reflected in the comparative market data were increasing at an annual rate of approximately 9%, while median long-term incentive values were decreasing between 6% and 10% among the broadest market data and increasing by approximately 4% among the identified peer group.

The Compensation Committee also recognized that the Named Executives have a number of unique responsibilities and talents that are broader than the general responsibilities covered in the 2007 Watson Wyatt Report. Therefore, when reviewing the compensation package of each

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Named Executive, the Compensation Committee did not rely solely upon the quantitative market factors identified in the 2007 Watson Wyatt Report but also considered a number of other qualitative factors, including but not limited to the following:

•	the qualifications of the Named Executive;

•	the relative importance to the Company of the strategic and operational goals for which the Named Executive has responsibility;

•	whether the Named Executive’s responsibilities changed during the preceding 12 months or were expected to change going forward;

•	the individual past and present performance and contributions of the Named Executive with respect to his job functions and responsibilities, and his near- and longer- term contribution potential;

•	the anticipated level of difficulty of replacing that Named Executive with someone of comparable experience and skill;

•	the base salaries, target bonuses and equity grants made in prior years, as indicators of the Named Executive’s compensation trends and the nature of the current adjustments that may be appropriate relative to the Named Executive’s current job performance and potential;

•	with respect to equity grants, the current equity holdings of the Named Executive and the value of and total gain related to prior grants, with a particular focus on the value of unvested awards, as indicators of current and prospective retention incentives;

•	the potential of that executive to assume increased responsibilities and roles of greater significance in connection with our succession planning;

•	with respect to Named Executives other than the CEO, the recommendations of the CEO; and

•	with respect to the CEO, Mr. Koffel’s effective leadership of the Company since 1989, his successful execution and integration of several significant acquisitions and the growth in stockholder value during this period, the tone established by Mr. Koffel for integrity and high ethical standards that characterize and permeate the Company’s culture, and the value of Mr. Koffel’s continued leadership of the Company and his importance to the continued development and eventual implementation of a succession plan.

The resulting determinations made by the Compensation Committee with respect to each of the components of Total Compensation for our Named Executives are discussed in more detail below. A separate discussion of Mr. Hanks’ compensation follows separately below.

Note Regarding 2007 Review of Chief Executive Officer Compensation and Expected Contract Extension

In December 2006, the Compensation Committee and Mr. Koffel agreed to a revised employment and supplemental executive retirement agreement and related equity awards in connection with the extension of his expected retirement date to May 2009. However, at that time both parties decided to defer any possible annual base compensation and Target Bonus review until March 2007, since any increase of such components of his Total Compensation in 2006 would

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have had the effect of disqualifying Mr. Koffel’s fiscal year 2006 Bonus Plan payment under Section 162(m) of the Internal Revenue Code (resulting in the loss of tax deductibility to the Company). Accordingly, the Compensation Committee undertook, with the assistance of Watson Wyatt as discussed above, a review of Mr. Koffel’s Total Compensation in March 2007 substantially concurrently and in parallel with the review undertaken with respect to the other Named Executives and using substantially the same peer group and other comparative data. References to the 2007 Watson Wyatt Report encompass both their report relating to the CEO’s compensation and their report relating to the compensation of the other Named Executives and other Company executives.

The Compensation Committee and the Board also commenced discussions with Mr. Koffel regarding a possible extension of his employment arrangements beyond his current scheduled retirement date in May 2009. In concept, the Compensation Committee expects to extend Mr. Koffel’s retirement for three years until 2012, but the specific terms of the extension are still being negotiated.

Base Salaries

Based on the Compensation Committee’s analysis and balancing of the above quantitative and qualitative factors, the Committee increased the base salaries of the Named Executives (again excluding Mr. Hanks) effective as of March 24, 2007, as shown in the below table. In raising the base salaries, the Compensation Committee took into consideration the fact that other elements of Total Compensation, notably annual bonuses earned under the Bonus Plan and severance payments, are driven by the base salary levels to the extent they are calculated as percentages or multiples of base salary.

2007 BASE SALARY

			Revised Base
		Prior Base	Salary as of
Name	Title	Salary	March 24, 2007
Martin M. Koffel	Chairman, Chief Executive Officer and President	$950,000	$1,000,000

H. Thomas Hicks	Vice President and Chief Financial Officer	$465,000	$480,000

Stephen G. Hanks	President – Washington Division	*	*

Gary V. Jandegian	President – URS Division	$525,000	$550,000

Randall A. Wotring	President – EG&G Division	$450,000	$475,000

* Not applicable. See “Compensation Arrangements With Stephen G. Hanks” on page 63 below.

The increases in the base salaries of the Named Executives were deemed appropriate primarily to reflect the expected increases in the base salaries of the peer group companies reviewed in the 2007 Watson Wyatt Report so that the Named Executives each would remain

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within the 50th to 75th percentiles of the market comparables consistent with the Compensation Committee’s philosophy, with each such increase being approximately 4-5%. In addition:

•	the increase in Mr. Koffel’s base salary was deemed appropriate in light of Mr. Koffel’s agreement in December 2006 to extend his retirement date until May 2009, to reflect the Company’s extraordinary growth under his leadership, and to acknowledge his invaluable qualitative contributions as the leader of our executive team as noted under the final bullet point on page 55 above;

•	the increase in Mr. Hicks’ base salary was deemed appropriate since he had not had a base salary increase since he joined us in September 2005, his responsibilities had expanded considerably as his tenure in his position increased, his job performance has been excellent and the retention of Mr. Hicks was considered critical in his current role and in the context of our succession planning; and

•	the increases in the base salaries of both Messrs. Jandegian and Wotring were deemed appropriate in light of the continued growth of their respective Divisions and their continued success in delivering the targeted financial results, because their retention was considered critical and because of their potential roles in our succession planning.

The Compensation Committee did not focus particularly on differentials between the respective base salaries of the Named Executives, other than to acknowledge that the results of the 2007 Watson Wyatt Report supported the indicated relative base salaries and base salary increases in comparison to the base salaries paid for comparable positions at the peer group companies.

Bonus Plan; Fiscal Year 2007 Target Bonuses and Performance Targets

All of our Named Executives and other executives, and many of our senior managers, participate in our annual performance-based cash bonus plan, the “Bonus Plan. The Bonus Plan is primarily intended to (a) focus key employees on achieving specific short-term financial targets, (b) reinforce teamwork, (c) provide the potential for significant bonuses if outstanding performance is achieved, and (d) enhance our ability to attract and retain highly talented and motivated individuals.

Under the Bonus Plan, our Named Executives and other participating executives and senior managers (collectively the “Designated Participants”) are eligible to earn annual cash bonuses expressed as a percentage of his or her base salary (“Target Bonus”) upon achieving predefined financial performance targets (“Performance Targets”) established by the Compensation Committee at the beginning of our fiscal year. The Target Bonus for each Named Executive and the other Section 16 Officers is established under the terms of his or her employment agreement, and the percentage is reviewed annually by the Compensation Committee for possible increase (but not decrease). The Target Bonuses for non-Section 16 Officers are established annually by the CEO within the overall framework of the compensation policies established by the Compensation Committee.

The annual bonuses actually paid under the Bonus Plan for each year are then calculated arithmetically based on the extent to which the Performance Targets established for a Named Executive were achieved and the Target Bonus of that Named Executive. If the actual results for the fiscal year reflect achievement of the Performance Targets for a Named Executive, then that participant earns his or her Target Bonus for that year. If the actual results exceed the Performance

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Targets, the Named Executive may earn a bonus greater than his or her Target Bonus up to a pre-established cap, and if results fall short of the Performance Targets, the Named Executive may receive a bonus less than his or her Target Bonus, or no bonus at all if the results fail to achieve even pre-established minimums. The Bonus Plan is strictly formulaic based on these calculations, and the Named Executives and other Named Executives are not awarded bonuses under the Bonus Plan based on discretionary or qualitative factors.

The Target Bonuses of each Named Executive in effect at the beginning of 2007 under the terms of his employment agreement also were reviewed by the Compensation Committee in connection with the review of Total Compensation undertaken in March 2007 with the assistance of Watson Wyatt. The Compensation Committee recognized that by approving the base salary increases discussed above, the annual bonuses of the Named Executives also would increase proportionally if the Performance Targets were met or exceeded. Consequently, the Compensation Committee concluded that the Target Bonuses of the Named Executives, other than Mr. Koffel, generally were appropriate and should not be increased at that time based on the quantitative factors and comparative data reflected in the 2007 Watson Wyatt Report.

With respect to the Target Bonus of Mr. Koffel, the Committee concluded that an increase from 120% to 125% was warranted to keep Mr. Koffel’s total target cash within the desired range of the 50th to 75th percentile, consistent with the Compensation Committee’s philosophy. The increase also reflected the expectation that the total target cash for chief executive officers at the peer group companies was expected to increase, as well as the Company’s extraordinary growth under his leadership, and acknowledged his invaluable qualitative contributions as the leader of our executive team as noted under the final bullet point on page 55 above

The Compensation Committee also reviewed and established the Performance Targets for 2007. The 2007 Bonus Plan review process included reviewing the Bonus Plan terms and design features, as well as the expected Performance Targets and Target Bonus of each Named Executive for fiscal year 2007. The Compensation Committee asked Watson Wyatt to prepare, working in conjunction with our management, a comprehensive review and comments on the key design features of the Bonus Plan and our business objectives and performance targets for 2007.

The specific quantitative Performance Targets under the 2007 Bonus Plan were developed initially by the CEO in conjunction with development of our 2007 financial budget submitted to and approved by our Board. The Compensation Committee agreed with the recommendation of the CEO, which Watson Wyatt concurred was reasonable, that an increase in our net income should be the sole Performance Target for the Named Executives with Company-wide responsibilities (Messrs. Koffel and Hicks), just as it had been in prior years, because increasing corporate net income was viewed as the most direct driver within the scope of management’s responsibilities for increasing our stock price, and, as a result, increasing stockholder value. Therefore, by focusing the attention of corporate management on achieving an increase in net income and rewarding these Named Executives with annual bonuses under the Bonus Plan based on the extent to which this objective was achieved during 2007, their interests would be best aligned with the short-term interests of our stockholders.

For the Named Executives whose responsibilities related to specific divisions of the Company, the Compensation Committee agreed with the recommendations of the CEO, which Watson Wyatt also concurred were reasonable, that the appropriate Performance Target for 2007 for Mr. Jandegian should be the URS Division’s operating profit contribution and for Mr. Wotring should be the EG&G Division’s operating profit contribution and days sales outstanding (a measure of cash flow based on billing and collection of accounts receivable). By focusing these Named Executives’ attention on and linking their annual bonuses to achieving the most important targeted financial metrics of their respective divisions, their focus would be on

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driving results within the scope of their responsibilities that contribute the most to the Company’s overall goal of achieving its net income objective, which, as noted above, is viewed as the most direct driver of increasing stockholder value. The additional Days Sales Outstanding (“DSO”) financial metric was also considered to be an appropriate component of Mr. Wotring’s Performance Target for 2007 to encourage effective management of the EG&G Division’s cash flows by arranging prompt billings and collections with respect to the Division’s large federal government contracts where payment delays could have a significant adverse impact on our cash flow.

On this basis, and consistent with the 2007 financial budget approved by the Board, the Performance Target for 2007 for Messrs. Koffel and Hicks was established at corporate net income of $128 million, which represented an increase of approximately 16% over the net income target of $110 million that was achieved in 2006. The Performance Target for Mr. Jandegian was established at $228 million of operating profit contribution from the URS Division, which represented an increase of approximately 14% over the division profit contribution of $200 achieved in 2006. The Performance Target for Mr. Wotring was established at $77 million of operating profit contribution from the EG&G Division, which represented an increase of approximately 10% over the division profit contribution of $70 million achieved in 2006, and DSO of 67, which equaled last year’s DSO.

The following table summarizes Performance Targets and Target Bonuses for the Named Executive Officers under the 2007 Bonus Plan as approved by the Compensation Committee at its March 2007 meeting:

2007 BONUS PLAN

		2007 Bonus Plan –	2006 Bonus	2007 Bonus
		Performance Target and	Plan – Target	Plan Target
Name	Title	Weighting	Bonus	Bonus
Martin M. Koffel	Chairman, Chief Executive Officer and President	Corporate Net Income of $128 million – 100%	120%	125%

H. Thomas Hicks	Vice President and Chief Financial Officer	Corporate Net Income of $128 million – 100%	75%	75%

Stephen G. Hanks	President – Washington Division	*	*	*

Gary V. Jandegian	President – URS Division	Division Operating Profit Contribution of $228 million – 100%	75%	75%

Randall A. Wotring	President – EG&G Division	Division Operating Profit Contribution of $77 million – 75%; Days Sales Outstanding of 67 days – 25%	75%	75%

* Not applicable. See “Compensation Arrangements With Stephen G. Hanks” on page 63 below.

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The 2007 Bonus Plan design recommended by the CEO and reviewed by Watson Wyatt provided a performance “ramp” intended to adjust actual bonus payouts in the event that actual performance equaled, exceeded or fell short of the pre-determined Performance Targets. If their respective Performance Targets were met, each Named Executive’s actual bonus would equal his Target Bonus. If the Performance Targets were exceeded, then bonuses would be earned in excess of the Target Bonus, up to a maximum of two times the Target Bonus if actual performance equaled or exceeded 110% of the Performance Target. Conversely, if the Performance Targets were not met, then actual bonuses would be determined as a declining percentage of Target Bonuses depending on the extent of the shortfall, down to zero if actual performance failed to achieve more than 90% of the Performance Target. Actual performance results between 90% and 110% of the Performance Targets would be calculated based on a straight line interpolation between a zero bonus and 200% of the Target Bonus. The following table summarizes this performance ramp for the Named Executives.

2007 Bonus Plan – Performance Target	2007 Bonus Plan – Target Bonus
110% of Performance Target	200% of Target Bonus

100% of Performance Target	100% of Target Bonus

90% or less of Performance Target	0% of Target Bonus

In addition, because of the overriding importance placed by the Board on achieving the $128 million net income target budgeted for 2007 for the benefit of our stockholders, and by the Compensation Committee on incentivizing all participants in the Bonus Plan to achieve this net income target, the 2007 Bonus Plan design, as in the previous year, provided for pro rata reduction of bonuses otherwise earned, down to zero, if necessary for us to achieve our 2007 net income Performance Target. This design feature, by shifting the risk of falling short of the targeted net income objective onto the bonus pools otherwise available for distribution under the Bonus Plan, works as a cushion for stockholders to increase the likelihood that at least the targeted net income objective would be achieved for the year.

Finally, the design of the 2007 Bonus Plan also enabled the Compensation Committee to adjust, solely for purposes of determining the extent to which the Bonus Plan Performance Targets were satisfied (and only to the extent permitted by Section 162(m) of the Internal Revenue Code), the financial results actually reported by URS under GAAP for one-time, non-recurring events that were not included in the annual budget (such as the impact of changes in accounting principles or tax laws, capital restructurings, major transactions and other “extraordinary” items).

On March 6, 2008, after we had reported our financial results for fiscal year 2007, the Compensation Committee assessed for each Named Executive, as well as the other Designated Participants, the level of achievement of each applicable 2007 Performance Target and the corresponding bonus that had been earned under the 2007 Bonus Plan. The Compensation Committee agreed to adjust, solely for purposes of the Bonus Plan calculations, the Company’s net income as reported under GAAP for the impacts of the Company’s acquisition of Washington Group on November 15, 2007 and the related financing. This transaction had the effect of reducing our fiscal year 2007 reported net income by $3.7 million, so this amount was added back to our reported net income for purposes of the Bonus Plan calculations. For fiscal year 2007, the Compensation Committee concluded that Mr. Koffel and Mr. Hicks each earned bonuses equal to approximately 162% of their Target Bonuses since our actual reported net income of $135.9 million, as adjusted, exceeded the $128 million net income Performance Target by

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$7.9 million, or 62% of the upside “ramp” between target and 110% of target; that Mr. Jandegian had earned a bonus equal to approximately 138% of his Target Bonus because the URS Division’s actual operating profit contribution of $236.6 million exceeded the $228 million Performance Target by $8.6 million, or 38% of the upside “ramp” between target and 110% of target; and that Mr. Wotring had earned a bonus equal to approximately 177% of his Target Bonus because the EG&G Division’s actual operating profit contribution of $85.7 million exceeded the $77 million Performance Target by $8.7 million and the EG&G Division’s DSO of 66.5 days exceeded the 67 days Performance Target by 0.5 days, which blended in the aggregate to 77% of the upside “ramp” between target and 110% of target.

2007 Long-Term Equity Incentives

Our long-term equity incentive program, currently implemented through our 1999 Incentive Plan, is designed to provide long-term retention incentives for the Named Executives and other participants in the Plan, and also to provide alignment between the interests of the 1999 Incentive Plan participants and those of our stockholders because appreciation in the stock price of our shares will benefit both our stockholders and the participants in the 1999 Incentive Plan. Our 1999 Incentive Plan was amended in May 2006 to expressly authorize the Compensation Committee to issue long-term equity incentive awards that require, as a condition to vesting, the attainment of one or more Performance Targets comparable to those established under the Bonus Plan.

The Compensation Committee considers at least annually whether to approve specific long-term equity awards to our Section 16 Officers based on the recommendations of the CEO (except with respect to his own awards), and whether to approve specific equity awards to non-Section 16 Officers, and/or to authorize a pool of equity awards to be allocated to non-Section 16 Officers by the CEO under the limited authority delegated to him by the Compensation Committee (as discussed above). When determining awards, the Compensation Committee considers factors, such as the individual’s position with us, his or her prior and expected future performance and responsibilities and the long-term incentive award levels for comparable executives and key employees at companies that compete with us for executive and managerial talent. The Compensation Committee also considers the potential dilution and accounting costs of long-term equity awards as compared to those granted at other publicly traded companies that compete with us for business and executive talent. The 1999 Incentive Plan does not state a formulaic method for weighing these factors, nor does the Compensation Committee employ one.

In addition, in order to maintain compensation packages at a competitive level and to maintain appropriate retention incentives, the Compensation Committee generally considers the total gain in equity awards previously granted and the existing equity ownership of each Named Executive when determining restricted stock award levels, with particular attention paid to the value of unvested awards. However, we have not adopted any security ownership requirements or guidelines that would require any of our Named Executives to maintain any specific level of equity ownership in URS.

The Compensation Committee determined that the primary form of equity compensation to be awarded under the 1999 Incentive Plan in 2007 would remain as restricted shares (or, with respect to our foreign-based employees, restricted share units). However, 50% of the shares for each award would continue to have only a time-based vesting condition over four years, while the remaining 50% of the shares would have both a time-based vesting condition over four years as well as a performance-based vesting condition. This means that on each of the first four anniversaries of the grant date, one-eighth of the award will vest provided that the recipient is still employed by us at that time, and an additional one-eighth will vest only if the recipient is

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still employed by us and the Compensation Committee has determined that we met our performance target for the fiscal year preceding such anniversary date. Accordingly, if we fail to meet our performance target for the preceding fiscal year, then that one-eighth portion of the shares are canceled and will not vest.

In considering the appropriate performance metric for equity awards made in 2007 under the 1999 Incentive Plan, the Compensation Committee, with the assistance of management and Watson Wyatt, again concluded that, for the reasons discussed above in connection with the establishment of the annual Performance Targets for the Bonus Plan, achievement of our annual budgeted corporate net income target, as approved by our Board at the beginning of each fiscal year, was the most important driver of stockholder value, and consequently would be the most appropriate performance metric to which performance-based equity grants made in 2007 under the 1999 Incentive Plan should be linked. For the initial tranche of these grants potentially vesting in 2008, this net income target pre-approved by the Board for fiscal year 2007 was $128 million.

In determining the appropriate size of the restricted stock awards to be made to each of the Named Executives, the Compensation Committee asked Watson Wyatt to develop competitive grant ranges for long-term incentive awards utilizing the comparative market data presented in the 2007 Watson Wyatt Report. The grant ranges for the Named Executives as well as the other Section 16 Officers and other participants were developed around estimated midpoints at the 50th and 75th percentile values. With these ranges in hand, the Compensation Committee, with the assistance of management and Watson Wyatt, then considered the aggregate projected cost to the Company of the indicated equity grants to all participants under SFAS 123(R).

Based on this analysis, and on the recommendation of the CEO, the Compensation Committee approved the award of shares of restricted stock to the Named Executives other than Mr. Koffel as reflected in the following table. The Compensation Committee’s rationale supporting the equity awards was substantially the same as applied to the base salary recommendations as described on pages 56-57.

2007 Equity Awards

		Restricted Common
Name	Title	Stock Shares
Martin M. Koffel	Chairman, Chief Executive Officer and President	0

H. Thomas Hicks	Vice President and Chief Financial Officer	20,000

Stephen G. Hanks	President – Washington Division	*

Gary V. Jandegian	President – URS Division	20,000

Randall A. Wotring	President – EG&G Division	15,000

* Not applicable. See “Compensation Arrangements With Stephen G. Hanks” on page 63 below.

In connection with the amendment of Mr. Koffel’s employment agreement in December 2006 to extend his expected retirement date to May 2009, the Compensation Committee had approved a substantial restricted stock award of 300,000 shares, subject to both time- and performance-based vesting as noted above, but vesting over the succeeding three years

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(rather than the four years typical of the standard awards) so that the stock could become fully vested prior to the extended retirement date. When this award was made, the Compensation Committee expected and indicated to Mr. Koffel that it did not expect to make further equity awards to him under the 1999 Incentive Plan prior to his retirement from the Company, absent unusual or extraordinary circumstances that might warrant a further equity award. Because of this expectation and understanding, the Compensation Committee did not consider making any further restricted stock awards to Mr. Koffel in 2007.

Compensation Arrangements with Stephen G. Hanks

In connection with the closing of our acquisition of the Washington Group on November 15, 2007, Mr. Hanks became one of our executive officers as the President of our newly acquired Washington Division, and also joined our Board as a Director. The compensation arrangements with Mr. Hanks, however, including his base salary, his short- and long-term cash incentives and his equity incentives, were considered, negotiated and approved by or on behalf of the compensation committee of Washington Group under its various compensation plans, policies and procedures prior to the acquisition. Neither our Compensation Committee, our Board or our management had any input or visibility into those compensation decisions. Instead, the obligations of Washington Group to Mr. Hanks arising in connection with his compensation arrangements were simply carried over in connection with the acquisition and, under the terms of the Agreement and Plan of Merger, remained obligations of our Washington Division.

Pursuant to these compensation arrangements, Mr. Hanks earned base salary and short- and long-term cash bonuses as indicated in the “Summary Compensation” table. These amounts were paid to him following the acquisition based on the financial performance of Washington Group prior to the acquisition and his employment by and the financial performance of our Washington Division following the acquisition, through the end of our fiscal year on December 28, 2007, at which time his incentive bonus payments became fully vested. The aggregate amount of these payments caused Mr. Hanks to qualify as one of our most highly compensated employees, resulting in his inclusion among our Named Executives. However, because the Compensation Committee had no input or visibility into Mr. Hanks’ compensation arrangements, and because Mr. Hanks subsequently resigned as an employee and as a Director in January 2008, the Compensation Committee gave no substantial consideration to the terms or performance metrics of Mr. Hanks’ compensation for 2007 (other than to confirm that he earned his incentive bonuses as indicated based on the performance metrics previously established by Washington Group’s compensation committee, as certified to our Compensation Committee by the Washington Division internal audit department, in order to comply with the requirements of Section 162(m) of the Internal Revenue Code).

Mr. Hanks’ severance arrangements provided for cash severance and other benefits payable within two years after a change in control if Mr. Hanks’ employment were terminated without cause or he resigned because of a reduction in job responsibilities, a decrease in compensation, a requirement to relocate or for other good reason. On January 10, 2008, Mr. Hanks resigned, and the compensation and benefits payable under Mr. Hanks’ change-in-control severance arrangement due to a resignation for good reason included the following: a $4,070,000 severance payment equal to twice the sum of his annual base salary plus short-term incentive target; continued medical and dental coverage for a period of 18 months worth $25,000; and a cash payment of $50,000 in lieu of financial counseling for two years. Mr. Hanks’ severance arrangement also contained a covenant not to compete with the Washington Group for a period of at least twelve months. In consideration of this covenant, Mr. Hanks became

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entitled to receive an amount equal to the sum of his base salary and target short-term incentive of $2,035,000.

Severance and Change-in-Control Provisions

We have entered into employment agreements with each of our Named Executives that contain severance and change-in-control provisions, the terms of which are described below in the section entitled “Potential Payments Upon Termination or Change in Control.” We believe severance is appropriate under certain termination scenarios in order to allow us to provide Total Compensation packages that are competitive. In addition, during a potential change in control, we do not want our executives to leave to pursue other employment opportunities due to concerns about their job security or to be distracted and less effective in performing their jobs. We believe that including severance benefits in employment agreements, or stand-alone change-in-control agreements that provide for severance benefits in the event that an executive’s employment is terminated as a result of a change in control is an effective way to enable the Named Executives and selected other Section 16 Officers and others to focus on the best interests of our stockholders in those circumstances. Except for long-term equity incentives and for the CEO’s agreement, all agreements require a “double trigger” of both a change in control and a termination of employment before any benefits are paid. Vesting of long-term equity incentives is accelerated when a change in control occurs, however, and the CEO has a limited time following a change in control in which he can voluntarily leave his employment and receive his full change-in-control benefits.

Perquisites and Other Employee Benefits

We generally provide few perquisites to our Named Executives, all of which are intended to minimize distractions, improve job efficiency and allow the Named Executives to concentrate on our business. An item is not a perk if it is integrally and directly related to the performance of the executive’s duties. We generally do not provide personal lifestyle perquisites, such as golf club memberships, vacation units, personal use of aircraft, personal entertainment accounts, or similar perquisites. The perquisites awarded to Named Executives have been quantified in the “Summary Compensation” table and are identified in the footnotes to the table.

In 2006, the Compensation Committee approved home and personal protection services for Mr. Koffel, which had previously been approved by the Compensation Committee in 2002. These services were suspended briefly in 2006 at the request of Mr. Koffel pending further analysis of the appropriate scope of these services and the income tax and disclosure consequences that providing the services would entail. However, when the Board learned that the services had been suspended, management was directed to reinstate the services promptly because the Board believes that the security of Mr. Koffel is important to the Company, and accordingly is a necessary and appropriate business-related expense (although the SEC requires that the incremental cost of these activities be disclosed as perquisites and included in compensation).

All of our Named Executives are eligible to receive standard benefits such as medical, dental, vision, disability and life insurance and participation in our 401(k) plan and employee stock purchase plan. These benefits are available to all of our salaried employees and do not discriminate in favor of Named Executives. In addition, the terms of Mr. Koffel’s employment agreement with the Company require us to provide Mr. Koffel with supplemental life and disability insurance benefits and tax gross-ups with respect to those benefits. These benefits also have been quantified in the “Summary Compensation” table and are identified in the footnotes to the table.

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Tax Considerations

Section 162(m) of the Internal Revenue Code

Section 162(m) precludes the deduction by a publicly held corporation of compensation paid to certain employees in excess of $1,000,000, with an exception for performance-based compensation if:

•	it is payable solely on account of the attainment of pre-established, objective performance goals;

•	the performance goals are established by a compensation committee comprised solely of two or more “outside directors”;

•	the material terms of the performance goals under which the compensation is to be paid are disclosed to and approved by stockholders before payment; and

•	the Compensation Committee certifies that the performance goals have been satisfied before payment.

Our primary objective in designing and administering our compensation policies and programs is to competitively compensate our senior executives and other employees and incentivize them to achieve the Company’s operating and strategic goals and, in so doing, to enhance long-term stockholder value. Where possible and appropriate, the Compensation Committee seeks to structure our programs so that the compensation paid will be tax deductible to the Company. Specifically, annual bonuses paid under our Incentive Compensation Plan, and stock awards that are subject to performance-based vesting are intended and administered to qualify as performance-based compensation under Section 162(m). However, to maintain flexibility for compensating our executives and other employees in a manner consistent with the Company’s overall goals and compensation philosophy, the Compensation Committee has not adopted a policy requiring all compensation to be tax deductible.

Section 409A of the Internal Revenue Code

Section 409A, adopted as part of the American Jobs Creation Act of 2004, generally changed the tax rules relating to nonqualified deferred compensation that had not been earned and vested prior to 2005. The consequences of violating Section 409A are immediate taxation of any nonqualified deferred compensation that does not qualify as such under the new rules and the imposition of an additional excise tax on the recipient of that compensation. The Compensation Committee is in the process of amending the Company’s retirement and deferred income plans and policies, and seeking modifications to any agreements entered into with Company employees that may be implicated by Section 409A and the final regulations issued by the Internal Revenue Service relating to nonqualified deferred compensation, and expects to have such amendments and modifications completed within the current fiscal year so that unintended adverse tax consequences under Section 409A can be avoided to the extent possible.

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SUMMARY OF COMPENSATION

The following table sets forth information regarding salary, bonus, equity awards and other benefits for services rendered to URS Corporation paid to or earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (collectively the “Named Executives”) for the fiscal year ended December 28, 2007.

SUMMARY COMPENSATION

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred	All Other
				Stock	Option	Plan	Compensation	Compensa-
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	tion	Total
Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($)
Martin M. Koffel;	2007	$988,467	$0	$7,851,242	$0	$1,997,892	$463,096	$907,408	$12,208,105
Chairman of the Board; Chief	2006	$950,019	$0	$2,300,663	$0	$1,451,145	$1,156,644	$817,378	$6,675,849
Executive Officer; President

H. Thomas Hicks;	2007	$476,541	$0	$678,523	$0	$577,942	$0	$25,914	$1,758,920
Chief Financial Officer	2006	$465,005	$116,250	$463,505	$0	$443,932	$0	$92,748	$1,581,440

Stephen G.	2007	$110,289	$0	$0	$0	$3,610,610 (6)	$0	$46,206 (7)	$3,767,105
Hanks; Vice President; President Washington Division (6)

Gary V.	2007	$544,250	$0	$645,726	$38,133	$563,299	$0	$22,938	$1,814,346
Jandegian; Vice President;	2006	$500,513	$0	$453,561	$121,968	$372,218	$0	$30,434	$1,478,694
President, URS Division

Randall A.	2007	$478,154	$0	$558,514	$135,211	$622,916	$0 (8)	$26,862	$1,821,657
Wotring; Vice President;	2006	$433,661	$0	$366,161	$213,140	$500,878	$10,781	$31,460	$1,556,081
President, EG&G Division

(1) Represents the dollar amount recognized for financial reporting purposes with respect to our 2007 and 2006 fiscal years for the fair value of restricted stock awarded in those and prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding valuation assumptions used to calculate amounts under SFAS 123(R), refer to our note entitled “Stockholders’ Equity” in our Notes to Consolidated Financial Statements in our Annual Reports on Form 10-K for the relevant fiscal year. These amounts reflect our accounting expense for restricted stock awards, and do not correspond to the actual values that may be realized by the Named Executives. See the “Grants of Plan-Based Awards In Fiscal Year 2007” table for further information regarding all restricted stock awards granted in 2007. Portions of these awards include performance-based shares that will not vest if the performance measures are not met and are therefore at risk.

(2) No stock options were granted in fiscal years 2007 or 2006. This column represents the dollar amount recognized for financial reporting purposes with respect to our 2007 and 2006 fiscal years for the fair value of stock options granted prior to 2006, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used to calculate amounts under SFAS 123(R), refer to our note entitled “Stockholders’

66.

Equity” in our Notes to Consolidated Financial Statements in our Annual Reports on Form 10-K for the relevant fiscal year. These amounts reflect our accounting expense for stock options and do not correspond to the actual value that may be realized by the Named Executives.

(3) Reflects cash awards to the Named Executives under our fiscal years 2007 and 2006 Bonus Plans discussed in further detail under the heading, “Executive Compensation — Compensation Discussion and Analysis — Bonus Plan; Fiscal Year 2007 Target Bonuses and Performance Targets.”

(4) Represents the aggregate annual change in 2007 and 2006 in the actuarial present pension value of the accumulated benefit for Messrs. Koffel and Wotring. For additional information on the valuation assumptions used to calculate the pension value, refer to the table entitled “Pension Benefits In Fiscal Year 2007” as well as our note entitled “Employee Retirement and Post-Retirement Medical Plans” in our Notes to Consolidated Financial Statements in our Annual Reports on Form 10-K for the relevant fiscal year. Pursuant to SEC regulations, the retirement date assumption used to calculate pension value is the earliest retirement age at which retirement benefits may be received without any reduction, rather than the normal or expected retirement age.

(5) The following table describes the incremental costs of perquisites and other benefits included in the All Other Compensation column in the Summary Compensation Table for Messrs. Koffel, Hicks, Jandegian and Wotring.

ALL OTHER COMPENSATION TABLE(a)

				Company-		Company
				Paid Life		Contributions
			Security &	and		to 401(k)
		Auto and	Personal	Disability		Defined
Name of		Parking	Protection	Insurance	Spousal	Contribution	Total
Executive	Year	Expenses	(b)	Premiums	Travel	Plan	($)
Martin M. Koffel	2007	$26,400	$769,750	$106,757 (d)	—	$4,500	$907,407

H. Thomas Hicks	2007	$20,257	—	$1,157 (c)	—	$4,500	$25,914

Gary V. Jandegian	2007	$17,200	—	$1,238 (c)	—	$4,500	$22,938

Randy Wotring	2007	$15,000	—	$1,511 (c)	$2,926	$7,425	$26,862

(a) The value of all perquisites and personal benefits was calculated based on the aggregate incremental cost to the Company.
(b) Amount to maintain security and personal protection services due to business-related security concerns.
(c) Amount paid for group term life and disability insurance premiums for Mr. Koffel.
(d) Consists of $1,770 of group term life and disability insurance premiums and $104,987 of life and disability insurance premiums, including gross-ups for income taxes on such premiums of $66,428, paid pursuant to Mr. Koffel’s Amended and Restated Employment Agreement, dated September 5, 2003, as amended on December 7, 2006, between URS and Mr. Koffel.

(6) Includes the compensation paid by URS commencing on November 15, 2007, the date of the closing of the acquisition of Washington Group. On that date, Mr. Hanks became eligible to receive accelerated short- and long-term cash bonus payments pursuant to Washington Group’s Short-Term Incentive Plan and Long-Term Incentive Program; however, Mr. Hanks waived his rights to these bonus payments and the bonus payments became contingent on the financial performance of our Washington Division through the end of our fiscal year on December 28, 2007. Accordingly, upon Washington Division’s meeting its fiscal year performance goals on December 28, 2007, Mr. Hanks earned $1,610,610 pursuant to Washington Group’s Short-Term Incentive Plan and $2,000,000 pursuant to its Long-Term Incentive Program, which amounts were paid by URS.

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(7) The following table describes the incremental costs of perquisites and other benefits included in the All Other Compensation column in the Summary Compensation Table for Mr. Hanks.

ALL OTHER COMPENSATION TABLE(a)

Company
			Life and	Contributions
			Supplemental	to 401(k)
			Disability	Defined	Restoration	Service
Name of		Financial	Insurance	Contribution	Plan Match	Recognition	Total
Executive	Year	Planning	Premiums (b)	Plan	(c)	Plan (d)	($)
Stephen G. Hanks	2007	$1,828	$24,582	$2,135	$5,229	$12,432	$46,206

(a) The value of all perquisites and personal benefits was calculated based on the aggregate incremental cost to the Company.

(b) Amount paid for life and supplemental disability insurance premiums, including gross-ups of $10,878 for income taxes on insurance premiums.

(c) The Restoration Plan allowed Mr. Hanks to receive Washington Group matching contributions that he would not have been eligible to receive under the Washington Group Savings Plan because of limits on the type and amount of compensation that are considered for purposes of the match. The Company credited to the Restoration Plan account for any amounts that it would otherwise have contributed to the Washington Group Savings Plan matching account if matching contributions were not limited under that plan. Restoration Plan accounts are 100% vested and are payable following the participant’s termination of employment. Restoration Plan accounts are part of the Company’s general assets and are not secured.

(d) The Service Recognition Plan was put into place by the Washington Group to give its employees who had made mandatory contributions to the Washington Group’s defined benefit plan that were frozen in 1991 the ability to receive annual cash payments based on the number of years of membership in the Washington Group’s frozen defined benefit plan. Accordingly, Mr. Hanks received annual cash payments based upon his 12 years of credited services in the Washington Group’s frozen defined benefit plans of 0.5% of the total of his base salary and short-term incentive award.

(8) The actual change in the present value of Mr. Wotring’s pension plan was a negative $25,393 primarily due to an increase in the discount rate from 5.9% to 6.9%.

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The following table sets forth information regarding non-equity and equity awards granted to the Named Executives in fiscal year 2007. All equity awards were made pursuant to our 1999 Incentive Plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

								All Other
								Stock
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Awards:
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Number of	Grant Date
								Shares of	Fair Value
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	of Stock
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	Awards (4)

Martin M. Koffel	3/22/2007	$0	$1,235,411	$2,470,822	—	—	—	—	—

H. Thomas Hicks	3/22/2007	$0	$357,375	$714,750	—	—	—	—	—

	3/22/2007	—	—	—	—	10,000	—	0	$431,500

	3/22/2007	—	—	—	—	—	—	10,000	$431,500

Stephen G. Hanks (5)	—	—	—	—	—	—	—	—	—

Gary V. Jandegian	3/22/2007	$0	$408,188	$816,376	—	—	—	—	—

	3/22/2007	—	—	—	—	10,000	—	0	$431,500

	3/22/2007	—	—	—	—	—	—	10,000	$431,500

Randall A. Wotring	3/22/2007	$0	$351,930	$703,860	—	—	—	—	—

	3/22/2007	—	—	—	—	7,500	—	0	$323,625

	3/22/2007	—	—	—	—	—	—	7,500	$323,625

(1) These columns show the potential cash payouts in fiscal year 2007 for our Named Executives if they fulfilled their individual performance targets established by our Bonus Plan, Fiscal Year 2007, which is discussed in further detail under the heading, “Executive Compensation — Compensation Discussion and Analysis — Bonus Plan; Fiscal Year 2007 Target Bonuses and Performance Targets.” Actual payouts were dependent on fulfilling pre-established annual performance goals and thus were completely at risk. The actual 2007 Bonus Plan payouts for each Named Executive ranged from 138% to 177% of his Target Bonus as disclosed in the “Summary Compensation” table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2) These columns shows the aggregate number of shares of restricted stock that will vest over four years with one-fourth of the original shares scheduled to vest on each of March 22, 2008, 2009, 2010 and 2011, provided that the Named Executive continues employment with the Company and on each date URS has satisfied the pre-established annual performance goals set by the Compensation Committee for the immediately preceding fiscal year. These awards are discussed in further detail under the heading, “Executive Compensation — Compensation Discussion and Analysis — 2007 Long-Term Equity Incentives.”

(3) This column shows the aggregate number of shares of restricted stock that will vest over four years with one-fourth of the original shares scheduled to vest on each of March 22, 2008, 2009, 2010 and 2011.

(4) Represents the full grant date fair value as calculated under SFAS 123(R) for financial reporting purposes.

(5) Excludes $3,610,610 in bonus payments to Mr. Hanks under awards granted by Washington Group prior to our acquisition of Washington Group on November 15, 2007. On that date, Mr. Hanks became eligible to receive accelerated short- and long-term cash bonus payments pursuant to Washington Group’s Short-Term Incentive Plan and Long-Term Incentive Program; however, Mr. Hanks waived his rights to these bonus payments and the bonus payments became contingent on the financial performance of our Washington Division through the end of our fiscal year on December 28, 2007. Accordingly, upon Washington Division’s meeting its fiscal year performance goals on December 28, 2007, Mr. Hanks earned $1,610,610 pursuant to Washington Group’s Short-Term Incentive Plan and $2,000,000 pursuant to its Long-Term Incentive Program, which amounts were paid by URS.

Non-Equity Incentive Plan Awards in the table above reflect the potential cash payouts to our Named Executives under awards made in 2007 for performance in fiscal year 2007 if the corporate and individual performance targets established by our 2007 Bonus Plan were fulfilled. These cash awards are discussed in further detail under the heading, “Executive Compensation — Compensation

69.

Discussion and Analysis — Bonus Plan; Fiscal Year 2007 Target Bonuses and Performance Targets.” Actual payouts were dependent upon fulfilling pre-established annual performance goals and thus were completely at risk. The actual 2007 Bonus Plan payouts, made in 2008 and disclosed in the “Summary Compensation” table in the column entitled “Non-Equity Incentive Plan Compensation,” for each Named Executive ranged from 138% to 177% of his Target Bonus.

No stock options were granted to the Named Executives in 2007. Time-based restricted stock awards will vest in four equal increments on each of the next four consecutive anniversaries of the grant date provided the Named Executive continues his employment with the Company. Performance-based restricted stock awards will vest in four equal increments on each of the next four consecutive anniversaries of the Grant Date, provided, that on each date, URS has satisfied the pre-established annual performance goals set by the Compensation Committee for the immediately preceding fiscal year and the Named Executive has continued his employment with the Company to that date. These restricted awards are discussed in further detail under the heading, “Executive Compensation — Compensation Discussion and Analysis — 2007” Actual payouts are dependent upon fulfilling pre-established annual performance goals and thus are completely at risk.

70.

The following table sets forth information regarding the outstanding equity awards held by our Named Executives at the end of fiscal year 2007.

OUTSTANDING EQUITY AWARDS AS OF THE END OF FISCAL YEAR 2007

		Option Awards				Stock Awards
							Equity
						Market	Incentive Plan	Equity Incentive
						Value of	Awards:	Plan Awards:
	Number of	Number of			Number of	Shares or	Number of	Market or Payout
	Securities	Securities			Shares or	Units of	Unearned	Value of
	Underlying	Underlying	Option		Units of	Stock That	Shares, Units or	Unearned Shares,
	Unexercised	Unexercised	Exercise	Option	Stock That	Have Not	Other Rights	Units or Other
	Option (#)	Options (#)	Price	Expiration	Have Not	Vested	That Have Not	Rights That Have
Named	Exercisable	Unexercisable	($) (1)	Date	Vested (#)	($) (2)	Vested (#)	Not Vested ($) (2)

Martin M. Koffel	200,000	—	$21.44	11/5/2009	—	—	—	—

	62,500	—	$19.00	4/25/2011	—	—	—	—

	62,500	—	$23.03	10/15/2011	—	—	—	—

	105,000	—	$24.05	7/15/2012	—	—	—	—

	—	—	—	—	27,500 (3)	$1,507,000	—	—

	—	—	—	—	41,250 (4)	$2,260,500	—	—

	—	—	—	—	100,000 (5)	$5,480,000	100,000 (5)	$5,480,000

H. Thomas Hicks	—	—	—	—	20,000 (6)	$1,096,000	—	—

	—	—	—	—	3,750 (7)	$205,500	3,750 (7)	$205,500

	—	—	—	—	10,000 (8)	$548,000	10,000 (8)	$548,000

Stephen G. Hanks	—	—	—	—	—	—	—	—

Gary V. Jandegian	10,000	—	$15.75	3/23/2009	—	—	—	—

	6,500	—	$21.44	11/5/2009	—	—	—	—

	2,500	—	$17.15	3/19/2011	—	—	—	—

	2,500	—	$23.03	10/15/2011	—	—	—	—

	25,000	—	$24.05	7/15/2012	—	—	—	—

	30,000	—	$18.78	6/12/2013	—	—	—	—

	—	—	—	—	3,750 (9)	$205,500	—	—

	15,000	—	$25.97	7/12/2014	—	—	—	—

	—	—	—	—	3,750 (6)	$205,500	—	—

	—	—	—	—	6,375 (10)	$349,350	—	—

	—	—	—	—	6,000 (7)	$328,800	6,000 (7)	$328,800

	—	—	—	—	10,000 (8)	$548,000	10,000 (8)	$548,000

Randall A. Wotring	2,500	—	$13.16	3/24/2013	—	—	—	—

	4,000	—	$22.00	11/17/2013	—	—	—	—

	6,666	—	$25.97	7/12/2014	—	—	—	—

	—	—	—	—	1,875 (9)	$102,750	—	—

	25,000	—	$29.12	11/19/2014	—	—	—	—

	—	—	—	—	3,750 (11)	$205,500	—	—

	—	—	—	—	3,000 (6)	$164,400	—	—

	—	—	—	—	5,250 (10)	$287,700	—	—

	—	—	—	—	4,875 (7)	$267,150	4,875 (7)	$267,150

	—	—	—	—	7,500 (8)	$411,000	7,500 (8)	$411,000

(1) The option exercise price is the closing sales price of a share of our common stock on the last market-trading day prior to the grant date.

71.

(2) The market value of the stock awards is calculated by multiplying the closing market price of our common stock as of December 28, 2007, which was $54.80, by the number of shares subject to the awards that have not vested.

(3) Restricted stock awards to be vested over four years with one-fourth of the original 55,000 shares scheduled to vest on October 4, 2008, and the remaining one-fourth to vest on Mr. Koffel’s retirement eligibility date of May 31, 2009.

(4) Restricted stock awards to be vested over four years with one-fourth of the original 55,000 shares scheduled to vest on each of February 16, 2008 and 2009, and the remaining one-fourth to vest on Mr. Koffel’s retirement eligibility date of May 31, 2009.

(5) Restricted stock time-based and performance-based shares, with one-third of the original 300,000 shares scheduled to vest on each of May 25, 2008 and 2009. Performance-based shares vest only to the extent that specified performance criteria have been met.

(6) Restricted stock awards to be vested over four years with one-fourth of the original shares scheduled to vest on each of October 4, 2008 and 2009. The original grant share amounts were 40,000 for Mr. Hicks, 6,000 for Mr. Wotring, and 7,500 for Mr. Jandegian.

(7) Restricted stock time-based and performance-based shares to be vested over four years with one-fourth of the original shares scheduled to vest on each of May 25, 2008, 2009 and 2010. Performance-based shares vest only to the extent that specified performance criteria have been met. The original grant share amounts were 10,000 for Mr. Hicks, 13,000 for Mr. Wotring, and 16,000 for Mr. Jandegian.

(8) Restricted stock time-based and performance-based shares to be vested over four years with one-fourth of the original shares scheduled to vest on each of March 22, 2008, 2009, 2010 and 2011. Performance-based shares vest only to the extent that specified performance criteria have been met. The original grant share amounts were 20,000 for Mr. Hicks, 15,000 for Mr. Wotring, and 20,000 for Mr. Jandegian.

(9) Restricted stock awards to be vested over four years with one-fourth of the original shares scheduled to vest on July 12, 2008. The original grant share amounts were 7,500 for Mr. Wotring, and 15,000 for Mr. Jandegian.

(10) Restricted stock awards to be vested over four years with one-fourth of the original shares scheduled to vest on each of February 16, 2008, 2009, and 2010. The original grant share amounts were 7,000 for Mr. Wotring, and 8,500 for Mr. Jandegian.

(11) Restricted stock awards to be vested over four years with one-fourth of the original shares scheduled to vest on November 19, 2008.

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The following table sets forth information regarding our Named Executives’ stock option exercises and vesting on restricted stock awards in fiscal year 2007.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

	Option Awards		Stock Awards
	Number of
	Shares
	Acquired	Value	Number of	Number of
	on	Realized	Shares Acquired	Shares withheld to	Value Realized
	Exercise	on Exercise	on Vesting	cover taxes	on Vesting
Name	(#)	($)	(#)	(#)	($) (1)
Martin M. Koffel (2)	—	—	13,750	4,915	$609,538

	—	—	100,000	45,750	$4,716,000

	—	—	13,750	6,290	$798,737

H. Thomas Hicks (3)	—	—	2,500	893	$117,900

	—	—	10,000	3,820	$580,900

Stephen G. Hanks	—	—	—	—	—

Gary V. Jandegian (4)	—	—	2,125	784	$94,201

	—	—	4,000	1,430	$188,640

	—	—	5,000	1,787	$241,000

	—	—	3,750	1,501	$181,838

	—	—	1,875	857	$108,919

Randall A. Wotring (5)	—	—	1,750	601	$77,578

	—	—	3,250	1,070	$153,270

	—	—	1,875	617	$90,919

	—	—	1,500	494	$87,135

	—	—	3,750	1,326	$234,000

(1) Amount reflects the product of the number of shares vested multiplied by the market value of the stock, based on the closing price for the date of vesting as reported on the NYSE.

(2) Mr. Koffel acquired 13,750 shares of common stock on February 16, 2007 with a market price of $44.33, 100,000 shares of common stock on May 25, 2007 with a market price of $47.16, and another 13,750 shares of common stock on October 4, 2007 with a market price of $58.09, in each case, based upon the closing market price as reported on the NYSE for the date of vesting.

(3) Mr. Hicks acquired 2,500 shares of common stock on May 25, 2007 with a market price of $47.16, and another 10,000 shares of common stock on October 4, 2007 with a market price of $58.09, in each case, based upon the closing market price as reported on the NYSE for the date of vesting.

(4) Mr. Jandegian acquired 2,125 shares of common stock on February 16, 2007 with a market price of $44.33, another 4,000 shares of common stock on May 25, 2007 with a market price of $47.16, another 5,000 shares of common stock on June 12, 2007 with a market price of $48.20,

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another 3,750 shares of common stock on July 12, 2007 with a market price of $48.49, and another 1,875 shares of common stock on October 4, 2007 with a market price of $58.09, in each case, based upon the closing market price as reported on the NYSE for the date of vesting.

(5) Mr. Wotring acquired 1,750 shares of common stock on February 16, 2007 with a market price of $44.33, another 3,250 shares of common stock on May 25, 2007 with a market price of $47.16, another 1,875 shares of common stock on July 12, 2007 with a market price of $48.49, another 1,500 shares of common stock on October 4, 2007 with a market price of $58.09, and another 3,750 shares of common stock on November 19, 2007 with a market price of $62.40, in each case, based upon the closing market price as reported on the NYSE for the date of vesting.

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The following table sets forth information regarding pension benefits for our Named Executives in fiscal year 2007.

PENSION BENEFITS IN FISCAL YEAR 2007

Present Value
		Number of Years	of Accumulated	Payments During
		Credited Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Martin M. Koffel	Supplemental Executive Retirement Plan	Not Applicable (1)	$14,388,685 (2)	$0

H. Thomas Hicks	—	—	—	—

Stephen G. Hanks	—	—	—	—

Gary V. Jandegian	—	—	—	—

Randall A. Wotring	EG&G Defined Benefit Plan	27	$257,385 (3)	$0

(1)	Mr. Koffel’s SERP benefit is equal to 60% of his average annual compensation, not to exceed a base compensation $950,000 and a target bonus of 120%, and is not directly related to credited services.

(2)	The present value of the accumulated benefit is based on the following assumptions: (i) a benefit commencement date of December 29 2007; (ii) a lump sum form of benefit; (iii) an actuarial equivalence interest rate of 4.75%; and a post-retirement mortality table as prescribed in IRS Revenue Ruling 2007-67. Additional information regarding the SERP is disclosed in the Note captioned “Employee Retirement and Post-Retirement Medical Plans,” in our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2007.

(3)	The present value of the accumulated benefit is based on the following assumptions: (i) a benefit commencement date of August 1, 2022; (ii) a March 1956 birth date; (iii) a FAS discount rate of 6.90%; and (iv) a post-retirement RP2000 combined white-collar mortality table projected to 2007. Additional information regarding the EG&G Defined Benefit Plan is disclosed in the Note captioned “Employee Retirement and Post-Retirement Medical Plans,” in our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2007.

Supplemental Executive Retirement Plan

In 1999, the Board of URS approved special supplemental compensation for Mr. Koffel to recognize his significant contributions to the Company’s growth and success during the previous decade, to induce him to continue as Chief Executive Officer through his then-expected retirement at age 65 and to create incentives for him to continue to increase stockholder value. This special supplemental compensation included, among other things, a supplemental executive retirement agreement (“SERP”). In September 2003, the SERP was amended to provide Mr. Koffel with an annual lifetime retirement benefit. Benefits were based on Mr. Koffel’s final average annual compensation and his age at the time of his employment termination. On December 7, 2006, in connection with the extension of Mr. Koffel’s retirement date through May 2009, the SERP was further amended and restated to (1) provide that, for purposes of calculating his final average annual compensation under the SERP, his base compensation would not exceed its then current rate of $950,000 and his target bonus would not exceed its then current rate of 120%, (2) modify provisions related to benefit payments in accordance with the requirements of Section 409A of the Code, and (3) clarify the provisions regarding the terms of lifetime health benefits to Mr. Koffel and his spouse. Benefits under the SERP payable as a lump sum are computed based on actuarial assumptions for an annuity for the life of Mr. Koffel, with guaranteed payments for at least ten years. Mr. Koffel may elect to receive his SERP benefits in the form of a lump sum payment upon his retirement. The SERP also

75.

provides that Mr. Koffel and his spouse will be entitled to participate in the Company’s life, disability and health insurance programs at group rates for the remainder of their lives. The Company is obligated to deposit into a “rabbi trust” the lump sum value of Mr. Koffel’s retirement benefit, within 15 days of the earlier to occur of (1) a request to do so from Mr. Koffel and (2) Mr. Koffel’s termination of employment for any reason, including death. Amounts payable under the SERP may be adjusted in the event of a change in control of the Company. See “Potential Payments Upon Termination or Change in Control” below.

EG&G Defined Benefit Plan

URS, through its wholly owned subsidiary EG&G Technical Services, Inc. (“EG&G”), maintains a noncontributory defined benefit plan (the “EG&G Defined Benefit Plan”) under which each eligible EG&G employee receives annual retirement benefits at the employee’s normal retirement age, which is calculated based on the employee’s year of birth. The EG&G Defined Benefit Plan was frozen to new participants on June 30, 2003. The employees who were eligible to participate were those employees who were hired by EG&G prior to June 30, 2003, and who were not in a position covered under certain contracts or in a unit of employment covered by a collective bargaining arrangement. Participants become 100% vested in their accrued benefits upon the earlier of (i) five years of service or (ii) attainment of age 45 while employed by EG&G.

Under the EG&G Defined Benefit Plan, the normal monthly retirement benefit generally is equal to the greater of: (1) the sum of (a) the participant’s accrued benefits determined as of December 31, 2003 (calculated as 1/12th of (i) 0.85% of average annual compensation multiplied by the number of years of credited service, plus (ii) 0.75% of average annual compensation in excess of the social security tax base multiplied by the number of years of credited service) (up to a maximum of 35 years of credited service) and (b) for years beginning after December 31, 2003, 1/12th of (i) 0.65% of annual compensation for the year of calculation, plus (ii) an additional 0.65% of such annual compensation in excess of 1/2 of social security taxable wages (for these purposes, annual compensation does not include any amounts earned after participant completes 35 years of credited service); or (2) $70.83. Compensation for purposes of the EG&G Defined Benefit Plan generally means regular base salary (including deferrals made under our 401(k) plan, Section 125 flexible benefit plan and qualified transportation fringe benefit plan), commissions and severance pay, but excludes bonus, overtime pay, incentive pay reimbursements or other expense allowances or other adjustments, fringe benefits and any other type of special or nonrecurring pay.

Benefits may be received in the following forms: single life annuity, 50% or 100% joint and survivor annuity, 120-month certain annuity, an annuity adjusted for social security payments or a lump sum (if benefits do not exceed $5,000). Elections may be made prior to the date when the participant is scheduled to receive distributions, and certain elections may be subject to spousal consent. If no election is made, the benefits will be distributed as a single life annuity (if the participant is single) or as a 50% joint and survivor annuity (if the participant is married). A participant will receive his normal retirement benefit upon attainment of his normal retirement age, which generally is based upon the applicable social security retirement age (which for Mr. Wotring is approximately age 66), unless early retirement benefits are elected at age 55 for a participant with at least 10 years of service. A participant may postpone the receipt of his normal retirement benefit after attainment of normal retirement age if the participant continues working for EG&G.

76.

The following table sets forth information regarding nonqualified deferred compensation of our Named Executives in fiscal year 2007.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2007

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings in	Withdrawals/	Balance at
		in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	Plan	($)	($)	($)(1)	($)	($)
Martin M. Koffel	URS Selected Executives Deferred Compensation Plan	$0	$0	$3,402	$0	$106,485 (2)

H. Thomas Hicks	—	—	—	—	—	—

Stephen G. Hanks	Washington Group Voluntary Deferred Compensation Plan	$0	$0	$13,705	$0	$1,895,575

	Washington Group Restoration Plan	$0	$5,229	$4,473	$0	$622,268

Gary V. Jandegian	—	—	—	—	—	—

Randall A. Wotring	—	—	—	—	—	—

(1) Earnings did not constitute above-market earnings and were not included in the Summary Compensation Table.

(2) The aggregate balance in fiscal year 2006 was $103,083.

URS Corporation Selected Executives Deferred Compensation Plan

The URS Corporation Selected Executives Deferred Compensation Plan (the “URS Deferred Plan”) is a non-qualified deferred compensation plan that allowed Mr. Koffel to defer a percentage of his base salary and bonus up until 1991 when the URS Deferred Plan was frozen to new deferrals. The URS Deferred Plan is an non-interest plan that annually adjusts any deferred amounts to reflect any changes in the San Francisco-Oakland-San Jose Consumer Price Index. All credited deferred amounts in the URS Deferred Plan will be paid out upon the termination of Mr. Koffel’s services to URS.

Washington Group Voluntary Deferred Compensation Plan

The Washington Group Voluntary Deferred Compensation Plan allowed Mr. Hanks to defer up to 50% of his base salary and/or up to 100% of short-term incentive payments. Deferred amounts are held by us as part of our general assets, and are not secured. We also credit interest to the accounts at the Moody’s average corporate bond rate, credited monthly and compounded daily. For 2007, the interest rate was 6.16%. The amount in a participant’s deferred compensation account is 100% vested and is payable following the participant’s termination of employment. Participants elect in advance to receive payments in a lump sum or in installments over five, ten or fifteen years.

77.

Washington Group Restoration Plan

The Restoration Plan allowed Mr. Hanks to receive Washington Group matching contributions that he would not have been eligible to receive under the Washington Group Savings Plan because of limits on the type and amount of compensation that are considered for purposes of the match. The Company credited to the Restoration Plan account any amounts that it would otherwise have contributed to the Washington Group Savings Plan matching account if matching contributions were not limited under that plan. Restoration Plan accounts are 100% vested and are payable following the participant’s termination of employment. Restoration Plan accounts are part of the Company’s general assets and are not secured.

78.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into compensatory agreements that will require us to provide payments to our Named Executives in the event of their termination of employment or a change in control of the Company. In order to illustrate the amounts of these potential payments, the tables below assume that a triggering event with respect to each Named Executive occurred on December 28, 2007 and that the per share price of our common stock for purposes of any equity-based calculation is $54.80 per share, the closing price of our common stock on December 28, 2007. Payments that are based on that closing price are hypothetical, and actual payments in connection with a triggering event may differ significantly.

Martin M. Koffel, Chairman, Chief Executive Officer and President

		Termination	Involuntary	Involuntary	Termination
	Voluntary	Upon Death or	Termination Not	Termination For	Upon Change in
	Termination	Disability	For Cause	Cause	Control
Executive Benefits and Payments Upon Termination (1) (9)

Cash Severance	$5,000,000 (2)	$5,000,000 (2)	$5,000,000 (2)	$0	$6,750,000 (3)

Equity Awards that Vest in Full Upon Triggering Event (4)	$14,727,500	$14,727,500	$14,727,500	$0	$14,727,500

Supplemental Executive Retirement Plan (SERP) (5)	$14,388,685	$14,388,685	$14,388,685	$14,388,685	$14,388,685

Healthcare (6)	$231,191	$231,191	$231,191	$231,191	$231,191

URS Deferred Plan (7)	$106,485	$106,485	$106,485	$106,485	$106,485

Tax Gross-Up (8)	—	—	—	—	$0 (8)

Total:	$34,453,861	$34,453,861	$34,453,861	$14,726,361	$36,203,861

(1) For purposes of this analysis, we assumed a base salary equal to $1,000,000, and target bonus equal to 125% of his base salary, except as set forth in footnote 5. We are obligated to make payments to Mr. Koffel in connection with the termination of his employment pursuant to (a) the Amended and Restated Employment Agreement, dated September 5, 2003, as amended on December 7, 2006, between us and Mr. Koffel (the “Koffel Employment Agreement”); and (b) the Amended and Restated Supplemental Executive Retirement Agreement between us and Mr. Koffel, dated as of December 7, 2006 (the “SERP”). Mr. Koffel has agreed that, during the term of the Koffel Employment Agreement and thereafter, he will not disclose any confidential information of URS, subject to exceptions set forth in the Koffel Employment Agreement.

(2) The Koffel Employment Agreement provides for a severance payment of $5,000,000 if he voluntarily resigns before May 31, 2009 (the “Retirement Date”); if his employment terminates due to his death or disability (as defined in footnote 9); or if we terminate his employment for any reason other than cause (as defined in footnote 9) prior to the Retirement Date. This amount is payable as a lump sum or, at the election of Mr. Koffel, in installments.

(3) If Mr. Koffel voluntarily resigns or is terminated by us within two years following a “change in control” (as defined in footnote 9), we will pay Mr. Koffel a severance payment equal to three times the sum of his base salary plus the product of his annual target bonus percentage multiplied by his base salary. This amount is payable as a lump sum or, at the election of Mr. Koffel, in installments.

(4) Upon the termination of Mr. Koffel’s employment by us without “cause” (as defined in footnote 9), Mr. Koffel’s termination on the Retirement Date, Mr. Koffel’s termination due to his death or disability, or his voluntary resignation or termination by us within two years following a change in control, all unvested equity awards then held by him will fully vest. In addition, in the event of any termination other than

79.

a termination for cause, the exercise period for his stock options will be extended to 36 months from the date of termination. The amount in the table assumes a cash-out on the termination date of all options. Information was calculated by multiplying the number of shares subject to the accelerated awards by the difference between the exercise price and the closing price of our common stock on December 28, 2007.

(5) Reflects payment pursuant to the SERP, assuming that Mr. Koffel elects a lump sum payment. Based upon limitations set forth in the SERP, this calculation assumes, for this purpose, a base salary of $950,000 and target bonus equal to 120% of base salary. Under the terms of the SERP, if Mr. Koffel’s employment is terminated (a) by us within 13 months of a change in control, (b) by us following a potential change in control and within six months prior to a change in control or (c) by Mr. Koffel within two years following a change in control, then Mr. Koffel’s retirement benefit will be calculated as if his age at the time of termination was 67. In addition, now that Mr. Koffel has attained age 67, if he terminates his employment, then his retirement benefit under the SERP will be the greater of the benefit calculated as of the termination date and the actuarial equivalent of the benefit computed as if it had commenced on the first day of the month following Mr. Koffel’s 67th birthday.

(6) Pursuant to the SERP, Mr. Koffel and his dependents are entitled, during the 18-month period beginning on the date of termination of his employment, to continue, at our expense, to participate in our health insurance programs. Following such 18-month period, Mr. Koffel and his dependents will be entitled to continue to participate in our health insurance programs at our group rates, but at Mr. Koffel’s expense. This benefit will be extended to Mr. Koffel’s wife during her lifetime following Mr. Koffel’s death. For purposes of the table, we have calculated this additional group health care spousal benefit based on a reasonable estimate of mortality at an assumed value of $81,864.

(7) See “Non-Qualified Deferred Compensation In Fiscal Year 2007” above.

(8) The Koffel Employment Agreement provides for a tax gross-up payment to offset the cost of taxes that could be imposed if any severance payments are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code, which was estimated to be zero as of December 28, 2007.

(9) For purposes of the Koffel Employment Agreement, (a) “disability” means the performance of none of his duties for a period of at least 180 consecutive days as a result of incapacity due to his physical or mental illness; (b) “cause” means as a result of a willful failure to substantially perform his duties, a willful act (or failure to act) by Mr. Koffel that constitutes gross misconduct or fraud and which is materially injurious to URS; and (c) “change in control” means: (x) a change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act; (y) two-thirds or more of our directors not having served on the Board for 24 months prior to the change in control; or (z) any person acquiring 20% or more of our voting power (subject to exceptions as set forth in the Koffel Employment Agreement).

80.

H. Thomas Hicks, Chief Financial Officer and Vice President

		Involuntary Termination
		Not For Cause or
	Voluntary Termination	Termination Upon	Termination Upon
	For Good Reason	Disability	Change in Control
Executive Benefits and Payments Upon Termination (1) (7)
Cash Severance	$480,000 (2)	$480,000 (2)	$1,680,000 (3)

Equity Awards that Vest in Full Upon Triggering Event	$0	$0	$2,603,000 (4)

Healthcare (5)	$27,416	$27,416	$27,416

Tax Gross-Up	—	—	$1,132,355 (6)
Total:	$507,416	$507,416	$5,442,771

(1) For purposes of this analysis, we assumed a base salary equal to $480,000, and target bonus equal to 75% of his base salary. We are obligated to make payments to Mr. Hicks in connection with the termination of his employment pursuant to the Employment Agreement, dated May 31, 2005, between Mr. Hicks and us (the “Hicks Employment Agreement”). We and Mr. Hicks have agreed that any such obligation is conditioned on Mr. Hicks providing an effective release of claims. Mr. Hicks has also agreed that, during the term of the Hicks Employment Agreement and thereafter, he will not disclose any confidential information of URS, subject to exceptions set forth in the Hicks Employment Agreement.

(2) The Hicks Employment Agreement provides for a lump sum severance payment equal to 100% of Mr. Hicks’s base salary if we terminate his employment for any reason other than “cause” (as defined in footnote 7) or “disability” (as defined in footnote 7), or if Mr. Hicks resigns for “good reason” (as defined in footnote 7).

(3) If, within one year after a “change in control” (as defined in footnote 7) of URS, we terminate Mr. Hicks’s employment for any reason other than cause or disability, or if Mr. Hicks resigns for good reason (as defined in footnote 7), we will make a lump sum payment to Mr. Hicks in an amount equal to 200% of the sum of (a) his base salary plus (b) his base salary multiplied by his annual target bonus percentage.

(4) Information was calculated by multiplying the number of shares subject to the accelerated awards by the difference between the exercise price and the closing price of our common stock on December 28, 2007. Upon a change in control while Mr. Hicks is employed with us, all unvested equity awards then held by him will fully vest.

(5) For one year following the termination of Mr. Hicks employment by us for any reason other than cause or disability, or Mr. Hicks’s resignation for good reason, or such termination within one year after a change in control, we will (a) reimburse Mr. Hicks for payments of health insurance coverage under COBRA and (b) continue coverage for long-term disability insurance and basic term life insurance then provided to Mr. Hicks.

(6) The Hicks Employment Agreement provides for a tax gross-up payment to offset the cost of taxes that could be imposed if any severance payments are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code, which was estimated as of December 28, 2007.

(7) For purposes of the Hicks Employment Agreement, (a) “cause” means a willful failure or omission to substantially perform his duties, other than as a result of his death or disability, a willful act that constitutes gross misconduct or fraud, Mr. Hicks’s conviction of, or plea of “guilty” or “no contest” to a felony or any misdemeanor involving dishonesty, Mr. Hicks’s disobedience of lawful orders or directions of certain senior officers or the Board or a committee thereof, or the breach of any agreement with us; (b) “disability” means non-performance of his duties for at least 180 consecutive days as a result of any physical or mental injury or illness; (c) “good reason” means a reduction in his base compensation or annual target bonus, a substantial reduction in his responsibilities and authority, or his principal office is changed without his consent by greater than 25 miles; and (d) “change in control” means any person becomes the beneficial owner of greater than 50% of the voting power of our outstanding securities.

81.

Gary V. Jandegian, Vice President, President URS Division

		Involuntary Termination
	Voluntary Termination	Not For Cause or	Termination After a
	For Good Reason	Disability	Change in Control
Executive Benefits and Payments Upon Termination (1) (7)
Cash Severance	$550,000 (2)	$550,000 (2)	$1,100,000 (3)

Equity Awards that Accelerate Vesting in Full Upon Triggering Event	$0	$0	$2,513,950 (4)

Healthcare (5)	$28,283	$28,283	$28,283

Tax-Gross-Up	—	—	$0 (6)
Total:	$578,283	$578,282	$3,642,233

(1) For purposes of this analysis, we assumed a base salary equal to $550,000, and target bonus equal to 75% of his base salary. We are obligated to make payments to Mr. Jandegian in connection with the termination of his employment pursuant to the Employment Agreement, dated January 29, 2004, between us and Mr. Jandegian (the “Jandegian Employment Agreement”). We and Mr. Jandegian have agreed that any such obligation is conditioned on Mr. Jandegian providing an effective release of claims. Mr. Jandegian has also agreed that during the term of the Jandegian Employment Agreement and thereafter, he will not disclose any confidential information of URS, subject to exceptions set forth in the Jandegian Employment Agreement.

(2) The Jandegian Employment Agreement provides for a severance payment (lump sum or installments, at our election) equal to 100% of Mr. Jandegian’s base salary if we terminate his employment for any reason other than “cause” (as defined in footnote 7) or “disability” (as defined in footnote 7), or Mr. Jandegian resigns for “good reason” (as defined in footnote 7).

(3) If within one year after a “change in control” (as defined in footnote 7) of URS, we terminate Mr. Jandegian’s employment for any reason other than cause or disability, or if Mr. Jandegian resigns for good reason (as defined in footnote 7), we will make a lump sum payment to Mr. Jandegian in an amount equal to 200% of his base salary.

(4) Upon a change in control while Mr. Jandegian is employed with us, all unvested equity awards then held by him will fully vest. Information was calculated by multiplying the number of shares subject to the accelerated awards by the difference between the exercise price and the closing price of our common stock on December 28, 2007.

(5) For one year following our termination of Mr. Jandegian for any reason other than cause or disability, or Mr. Jandegian’s resignation for good reason, or such termination within one year after a change in control, we will (a) reimburse Mr. Jandegian for payments of health insurance coverage under COBRA and (b) continue coverage for long-term disability and basic term life insurance then provided to Mr. Jandegian.

(6) The Jandegian Employment Agreement provides for a tax gross-up payment to offset the cost of taxes that could be imposed if any severance payments are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code, which was estimated to be zero as of December 28, 2007.

(7) For purposes of the Jandegian Employment Agreement, (a) “cause” means a willful failure or omission to substantially perform his duties, other than as a result of his death or disability, a willful act that constitutes gross misconduct or fraud, Mr. Jandegian’s conviction of, or plea of “guilty” or “no contest” to a felony or misdemeanor involving dishonesty, or Mr. Jandegian’s disobedience of lawful orders or directions of certain senior officers or the Board or a committee thereof, or the breach of any agreement with us; (b) “disability” means non-performance of his duties for at least 180 consecutive days as a result of any physical or mental injury or illness; (c) “good reason” means a reduction in his base compensation or annual target bonus; and (d) “change in control” means any person becomes the beneficial owner of greater than 50% of the voting power of our outstanding securities.

82.

Randall A. Wotring, Vice President, President EG&G Division

		Voluntary	Involuntary
		Termination For	Termination Not For	Termination After a
	Retirement	Good Reason	Cause or Disability	Change in Control
Executive Benefits and Payments Upon Termination (1) (8)
Cash Severance	$0	$475,000 (2)	$475,000 (2)	$950,000 (3)

Equity Awards that Accelerate Vesting in Full Upon Triggering Event	$0	$0	$0	$2,116,650 (4)

Healthcare (5)	$0	$14,121	$14,121	$14,121

EG&G Defined Benefit Plan (6)	$257,385	$257,385	$257,385	$257,385

Tax-Gross-Up	—	—	—	$0 (7)
Total:	$257,385	$746,506	$746,506	$3,338,156

(1) For purposes of this analysis, we assumed a base salary equal to $475,000, and target bonus equal to 75% of his base salary. We are obligated to make payments to Mr. Wotring in connection with the termination of his employment pursuant to the Employment Agreement, dated November 19, 2004, between us and Mr. Wotring (the “Wotring Employment Agreement”). We and Mr. Wotring have agreed that any such obligation is conditioned on Mr. Wotring providing an effective release of claims. Mr. Wotring has also agreed that during the term of the Wotring Employment Agreement and thereafter, he will not disclose any confidential information of URS, subject to exceptions set forth in the Wotring Employment Agreement.

(2) The Wotring Employment Agreement provides for a severance payment (lump sum or installments, at our election) equal to 100% of Mr. Wotring’s base salary if we terminate his employment for any reason other than “cause” (as defined in footnote 8) or “disability” (as defined in footnote 8), or Mr. Wotring resigns for “good reason” (as defined in footnote 8).

(3) If within one year after a “change in control” (as defined in footnote 8) of URS, we terminate Mr. Wotring’s employment for any reason other than cause or disability, or if Mr. Wotring resigns for good reason, we will make a lump sum payment to Mr. Wotring in an amount equal to 200% of his base salary.

(4) Upon a change in control while Mr. Wotring is employed with us, all unvested equity awards then held by him shall fully vest. Information was calculated by multiplying the number of shares subject to the accelerated awards by the difference between the exercise price and the closing price of our common stock on December 28, 2007.

(5) For one year following our termination of Mr. Wotring for any reason other than cause or disability, or Mr. Wotring’s resignation for good reason, or such termination within one year after a change in control, we will (a) reimburse Mr. Wotring for payments of health insurance coverage under COBRA and (b) continue coverage for long-term disability insurance and basic term life insurance then provided to Mr. Wotring.

(6) Reflects present value of the accumulated benefit pursuant to the EG&G Defined Benefit Plan.

(7) The Wotring Employment Agreement provides for a tax gross-up payment to offset the cost of taxes that could be imposed if any severance payments are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code, which was estimated to be zero as of December 28, 2007.

(8) For purposes of the Wotring Employment Agreement, (a) “cause” means a willful failure or omission to substantially perform his duties, other than as a result of his death or disability, a willful act that constitutes gross misconduct or fraud, Mr. Wotring’s conviction of, or plea of “guilty” or “no contest” to a felony or any misdemeanor involving dishonesty, or Mr. Wotring’s disobedience of lawful orders or directions of certain senior officers or the Board or a committee thereof, or the breach of any agreement with us; (b) “disability” means non-performance of his duties for at least 180 consecutive days as a result of any physical or mental injury or illness; (c) “good reason” means a reduction in his base compensation or annual target bonus; and (d) “change in control” means any person becomes the beneficial owner of greater than 50% of the voting power of our outstanding securities.

83.

Stephen G. Hanks, Vice President, President Washington Division

Voluntary Termination for Good Reason
After a Change in Control (1)
Executive Benefits and Payments Upon Termination
Cash Severance (2)	$4,070,000

Non-Compete Payment (2)	$2,035,000

Financial Consulting (2)	$50,000

Medical (2)	$25,000

Supplemental Life Insurance Premium (3)	$25,010

Washington Group Restoration Plan	$622,268

Washington Group Voluntary Deferred Compensation Plan	$1,895,575
Total:	$8,722,854

(1)	Mr. Hanks voluntarily retired for good reason on January 10, 2008, and therefore the information in this table reflects the amounts earned by Mr. Hanks as of that date.

(2)	Benefits could be subject to an excise tax under section 280G of the Internal Revenue Code, and may be reduced if, after the reduction, the value of Mr. Hanks’ benefits on an after-tax basis is greater than if his benefits had not been reduced and Mr. Hank paid the excise tax. The amount of this potential cutback in benefits for Mr. Hanks is estimated at $583,689.

(3)	Consists of a supplemental life insurance premium payment of $13,943 and a tax gross-up of $11,067.

When URS Corporation acquired the Washington Group, we assumed the severance agreement executed between the Washington Group and Mr. Hanks on April 8, 2006. Mr. Hanks’ severance arrangements provided for cash severance and other benefits payable within two years after a change in control if Mr. Hanks’ employment were terminated without cause or he resigned because of a reduction in job responsibilities, a decrease in compensation, a requirement to relocate or for other good reason. The compensation and benefits payable under Mr. Hank change-in-control severance arrangement include the following: a $4,070,000 severance payment equal to twice the sum of his annual base salary plus short-term incentive target; continued medical and dental coverage for a period of 18 months valued at $25,000; and a cash payment of $50,000 in lieu of financial counseling for two years. Mr. Hanks’ severance arrangement also contains a covenant not to compete with Washington Group for a period of at least twelve months. In consideration of this covenant, Mr. Hanks became entitled to receive an amount equal to the sum of his base salary and target short-term incentive of $2,035,000.

84.

Equity Compensation Plan Information

The table presented below contains certain information about our equity compensation plans, which consist of the Employee Stock Purchase Plan, the 1991 Stock Incentive Plan and the 1999 Incentive Plan as of December 28, 2007. When the 1999 Incentive Plan was approved, the remaining shares available for grant under the 1991 Stock Incentive Plan were added to the 1999 Incentive Plan. The 1999 Incentive Plan contains an automatic reload feature, which annually increases the shares available for future issuance by the lesser of 5% of our common stock outstanding as of July 1 or 1.5 million shares of our common stock for each year through 2009. The table does not include information regarding the 2008 Equity Incentive Plan or the 2008 Employee Stock Purchase Plan, approval of which is being submitted to the stockholders at the 2008 Annual Meeting. See Proposals 3 and 4 above.

			Number of Securities
			Remaining Available for
	Number of Securities to be		Issuance Under Equity
	Issued Upon Exercise of	Weighted-Average Exercise	Compensation Plans
	Outstanding Options,	Price of Outstanding	(excluding securities
	Warrants and Rights	Options, Warrants and	reflected in column (a))
	(In thousands)	Rights	(In thousands)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,606	$22.60	3,801
Equity compensation plans not approved by security holders	0	0	0

Total	1,606		3,801

85.

Certain Relationships and Related-Person Transactions

Some of our officers, directors and employees may have disposed of shares of our common stock, both in cashless transactions with us and in market transactions, in connection with exercises of stock options, the vesting of restricted and deferred stock and the payment of withholding taxes due with respect to such exercises and vesting. These officers, directors and employees may continue to dispose of shares of our common stock in this manner and for similar purposes.

The Board’s policies regarding potential or actual related-person transactions are generally set forth in our Corporate Governance Guidelines and our Code of Business Conduct and Ethics. The Board has delegated to the Audit Committee the responsibility for reviewing and approving matters in which a director or executive officer of the Company may have a direct or indirect material interest. The Audit Committee evaluates related-person transactions on a case-by-case basis and takes appropriate steps to assure that all directors voting on a matter are disinterested with respect to that matter. In addition, the Board Affairs Committee evaluates issues related to director independence.

During fiscal year 2007, we purchased products and services worth $1,119,492 from Agilent Technologies. William P. Sullivan, Agilent Technologies’ Chief Executive Officer, joined our Board in August 2006. Our Audit Committee did not review the individual Agilent Technologies purchases because the overall amounts were deemed immaterial. The Board Affairs Committee and the Board have determined that Mr. Sullivan is an independent director.

86.

Other Matters	The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on these matters in accordance with their best judgment.

By Order of the Board of Directors

Joseph Masters,
Secretary

April 22, 2008

87.

APPENDIX A

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
URS CORPORATION

URS Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), Does Hereby Certify:

First: The name of the Corporation is URS CORPORATION.

Second: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is February 13, 1976.

Third: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

The first paragraph of Article IV of the Corporation’s Certificate of Incorporation shall be amended to read in its entirety as follows:

“IV.

“The total number of shares of all classes of stock which the Corporation has the authority to issue is Two Hundred Three Million (203,000,000) shares, consisting of two classes to be designated respectively “common” and “preferred.” The number of common shares authorized is Two Hundred Million (200,000,000) shares, $0.01 par value per share. The number of preferred shares authorized is Three Million (3,000,000) shares, $0.01 par value per share.”

Fourth: Thereafter pursuant to a resolution of the Board of Directors, such amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

In Witness Whereof, URS Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its            and attested to by its            this            day of           , 2008.

URS Corporation

By:	Name:

Title:

Attest:

Name:

Title:

A-2

APPENDIX B

URS CORPORATION

2008 EQUITY INCENTIVE PLAN

Adopted By Board of Directors: March 27, 2008
Approved By Stockholders: [          ], 2008
Termination Date: [          ], 2013

1.   General.

(a)  Eligible Award Recipients.  The persons eligible to receive Awards are Employees, Directors and Consultants.

(b)  Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Non-Executive Director Stock Awards, (v) Performance Stock Awards, (vi) Performance Cash Awards, and (vii) Other Stock Awards.

(c)  General Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards, to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.   Definitions.  As used in the Plan, the definitions contained in this Section 2 shall apply to the capitalized terms indicated below:

(a)  “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)  “Award” means a Stock Award or a Performance Cash Award.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(e)  “Change in Control” means any transaction, or series of transactions that occur within a twelve (12) month period, as a result of which the stockholders of the Company immediately prior to the completion of the transaction (or, in the case of a series of transactions, immediately prior to the first transaction in the series) hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act or comparable successor rules) of the outstanding securities of the surviving entity, or, if more than one entity survives the transaction or transactions, the controlling entity, following such transaction or transactions.

(f)  “Code” means the Internal Revenue Code of 1986, as amended.

(g)  “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

(h)  “Common Stock” means the common stock of the Company.

(i)  “Company” means URS Corporation, a Delaware corporation.

(j)  “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k)  “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(l)  “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(m)  “Director” means a member of the Board.

(n)  “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(o)  “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2008, provided this Plan is approved by the Company’s stockholders at such meeting.

(p)  “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(q)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(s)  “Incentive Stock Option” means an option granted pursuant to Section 6 that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)  “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u)  “Non-Executive Director” means a Director who is not an Employee.

(v)  “Non-Executive Director Stock Award” means a Stock Award made to a Non-Executive Director pursuant to Section 9.

(w)  “Nonstatutory Stock Option” means an option granted pursuant to Section 6 that does not qualify as an Incentive Stock Option.

(x)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to Section 6.

(z)  “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(aa) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(bb) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 11.

(cc) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ee) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ff) “Performance Cash Award” means an award of cash granted pursuant to Section 10(b).

(gg) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, or any ratio between two or more of, the following: (i) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (ii) earnings before interest and taxes (“EBIT”); (iii) earnings before unusual or nonrecurring items; (iv) net earnings; (v) earnings per share; (vi) net income; (vii) gross profit margin; (viii) operating margin; (ix) operating income; (x) net operating income; (xi) net operating income after taxes; (xii) growth; (xiii) net worth; (xiv) cash flow; (xv) cash flow per share; (xvi) total stockholder return; (xvii) return on capital; (xviii) stock price performance; (xix) revenues; (xx) costs; (xxi) working capital; (xxii) capital expenditures; (xxiii) changes in capital structure; (xxiv) economic value added; (xxv) industry indices; (xxvi) expenses and expense ratio management; (xxvii) debt reduction; (xxviii) profitability of an identifiable business unit or product; (xxix) levels of expense, cost or liability by category, operating unit or any other delineation; (xxx) implementation or completion of projects or processes; (xxxi) contribution; (xxxii) average days sales outstanding; (xxxiii) new sales; and (xxxiv) to the extent that a Performance Stock Award or a Performance Cash Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(hh) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to other Performance Criteria or internally generated business plans approved by the Board, the performance of one or more comparable companies or a relevant index. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (xiii) to reflect any partial or complete corporate liquidation. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(ii) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award.

(jj) “Performance Stock Award” means a Stock Award granted pursuant to Section 10(a).

(kk) “Plan” means this URS Corporation 2008 Equity Incentive Plan.

(ll) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to Section 7.

(mm) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(nn) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to Section 8.

(oo) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(pp) “Retirement” means the termination of a Participant’s Continuous Service by retirement as determined in accordance with the Company’s then current employment policies and guidelines.

(qq) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(rr) “Securities Act” means the Securities Act of 1933, as amended.

(ss) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Non-Executive Director Stock Award, a Performance Stock Award or any Other Stock Award.

(tt) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.   Administration.

(a)  Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee or Committees, as provided in Section 3(c).

(b)  Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)  To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Awards shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest; provided, however, that the exercisability or vesting of any Award may only be accelerated in the event of a Participant’s death, Disability or Retirement or upon a Change in Control; provided further, however, that up to 5% of the shares reserved for issuance under the Plan pursuant to Section 4(a) may be subject to Awards which do not meet the preceding acceleration restrictions.

(v)  To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan and/or Stock Awards into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 14(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of

Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that the Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)  Delegation to Committee.

(i)  General.  Subject to the limitation set forth in Section 3(c)(ii), the Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee, Committees, subcommittee or subcommittees.

(ii) Limitation on Delegation.  Notwithstanding anything to the contrary in Section 3(c)(i), the Board may not delegate the administration of the Plan to a Committee to the extent such administration would in any way affect Non-Executive Director Stock Awards described in Section 9.

(iii) Committee Composition.  In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the

Board or the Committee, in its sole discretion, may (A) delegate to a Committee which need not consist of Outside Directors the authority to grant Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee which need not consist of Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted to a Non-Executive Director, other than a Non-Executive Director Stock Award pursuant to Section 9, shall be granted by a Committee consisting solely of two (2) or more Outside Directors or Non-Employee Directors.

(d)  Delegation to an Officer.  The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value pursuant to Section 2(r)(ii).

(e)  Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f)  Cancellation and Re-Grant of Stock Awards.  Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.   Shares Subject to the Plan.

(a)  Share Reserve.  Subject to the provisions of Section 14(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards after the Effective Date shall not exceed five million (5,000,000) shares. For clarity, the limitation in this Section 4(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 4(a) does not limit the granting of Stock Awards except as provided in Section 12(a).

Shares may be issued in connection with a merger or acquisition as permitted by NYSE Listed Company Manual Section 303A.08 or, if applicable, NASD Rule 4350(i)(1)(A)(iii) or AMEX Company Guide Section 711, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares Common Stock that may be issued pursuant to the Plan

(b)  Reversion of Shares to the Share Reserve.  If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 13(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan. Notwithstanding the provisions of this

Section 4(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

(c)  Incentive Stock Option Limit.  Notwithstanding anything to the contrary in this Section 4(d), subject to the provisions of Section 14(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be five million (5,000,000) shares.

(d)  Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the market or otherwise.

5.   Eligibility.

(a)  Eligibility for Specific Awards.  Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Non-Executive Director Stock Awards may be granted only to Non-Executive Directors and only pursuant to the formula set forth in Section 9. Performance Cash Awards may be granted to Employees, Directors and Consultants.

(b)  Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)  Consultants.  A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

(d)  Section 162(m) Limitation.  Subject to the provisions of Section 14(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any fiscal year of the Company (i) Options or Performance Stock Awards covering more than one million (1,000,000) shares of Common Stock or (ii) Performance Cash Awards with a value in excess of five million dollars ($5,000,000).

6.   Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a)  Term.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b)  Exercise Price.  Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c)  Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:

(i)  by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)  in any other form of legal consideration that may be acceptable to the Board.

(d)  Transferability of Options.  The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i)  Restrictions on Transfer.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders.  Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii) Beneficiary Designation.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e)  Vesting Generally.  The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. Notwithstanding the foregoing or any other provision of the Plan to the contrary, the vesting of any Option may only be accelerated in the event of a Participant’s death, Disability or Retirement or upon a Change in Control; provided, however, that up to 5% of the shares reserved for issuance under the Plan pursuant to Section 4(a) may be subject to Awards which do not meet the preceding acceleration restrictions. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f)  Termination of Continuous Service.  Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g)  Extension of Termination Date.  An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(h)  Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i)  Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 6(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(j)  Non-Exempt Employees.  No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(k)  Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.   Provisions of Restricted Stock Awards.

Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)  Consideration.  A Restricted Stock Award may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(b)  Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Restricted Stock Awards may vary. Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any Restricted Stock Award which vests on the basis of a Participant’s Continuous Service shall not provide for vesting which is any more rapid than pro rata vesting over a three (3) year period and any Restricted Stock Award which provides for vesting upon the satisfaction of Performance Goals shall provide for a Performance Period of at least twelve (12) months, and (ii) the vesting of any Restricted Stock Award may only be accelerated in the event of a Participant’s death, Disability or Retirement or upon a Change in Control; provided, however, that up to 5% of the shares reserved for issuance under the Plan pursuant to Section 4(a) may be subject to Awards which do not meet the preceding vesting or acceleration restrictions.

(c)  Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(d)  Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to receive shares of Common Stock that have become vested as of the date of the Participant’s death.

8.   Provisions of Restricted Stock Unit Awards.

Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(a)  Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(b)  Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate (including vesting based on the satisfaction of Performance Goals or other criteria). The vesting provisions of individual Restricted Stock Unit Awards may vary. Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any Restricted Stock Unit Award which vests on the basis of a Participant’s Continuous Service shall not provide for vesting which is any more rapid than pro rata vesting over a three (3) year period and any Restricted Stock Unit Award which provides for vesting upon the satisfaction of Performance Goals shall provide for a Performance Period of at least twelve (12) months, and (ii) the vesting of any Restricted Stock Unit Award may only be accelerated in the event of a Participant’s death, Disability or Retirement or upon a Change in Control; provided, however, that up to 5% of the shares reserved for issuance under the Plan pursuant to Section 4(a) may be subject to Awards which do not meet the preceding vesting or acceleration restrictions.

(c)  Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(d)  Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(e)  Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(f)  Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(g)  Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

9.   Non-Executive Director Stock Awards.

(a)  Stock Awards.  Without any further action of the Board or any committee thereof, each Non-Executive Director shall be granted a Non-Executive Director Stock Award at each of the times specified in Section 9(a)(i) below, which Non-Executive Director Award shall have the terms set forth in Sections 9(a)(ii) and 9(a)(iii) below. Such award shall result in the issuance and delivery of shares of Common Stock to the Non-Executive Director on the date of grant.

(i)  Quarterly Grants.  Each Non-Executive Director who is serving as a Non-Executive Director on the first day of each of the Company’s fiscal quarters shall be granted a Non-Executive Director Stock Award on such day (a “Quarterly Grant”).

(ii) Number of Shares.  The number of shares of Common Stock subject to each Quarterly Grant will be equal to the quotient of ten thousand six hundred twenty-five dollars ($10,625) divided by the Fair Market Value of the Common Stock on the date of grant, rounded down to the nearest whole share.

(iii) Vesting.  Each Quarterly Grant shall be fully vested on the date of grant.

(b)  Deferred Stock Awards.  Without any further action of the Board or any committee thereof, each Non-Executive Director shall be granted a deferred Non-Executive Director Stock Award at the time specified in Section 9(b)(i) below, which deferred Non-Executive Director Stock Award shall have the terms set forth in Sections 9(b)(ii) and 9(b)(iii) below. Until the shares of Common Stock are issued pursuant to Section 9(b)(iii) below in respect of a deferred Non-Executive Director Stock Award, such Award shall represent a notional number of shares and a promise by the Company to issue to the Non-Executive Director such number of shares (subject to adjustment as provided in Section 14(a)), and the Non-Executive Director shall have no stockholder or other ownership rights (including, but not limited to, the right to receive any dividend paid) in respect of such shares until their issuance.

(i)  Quarterly Deferred Grants.  Each Non-Executive Director who is serving as a Non-Executive Director on the first day of each of the Company’s fiscal quarters shall be granted a deferred Non-Executive Director Stock Award on such day (a “Quarterly Deferred Grant”).

(ii) Number of Shares.  Each Quarterly Deferred Grant will entitle the Non-Executive Director to receive, at the time specified in Section 9(b)(iii) below, a number of shares of Common Stock equal to the quotient of ten thousand six hundred twenty-five dollars ($10,625) divided by the Fair Market Value of the Common Stock on the date of grant, rounded down to the nearest whole share (and subject to adjustment as necessary).

(iii) Vesting and Issuance.  Each Quarterly Deferred Grant shall be fully vested on the date of grant; provided that the notional number of shares of Common Stock in respect of each Quarterly Deferred Grant shall not be issued or issuable, and instead shall accumulate and be credited by the Corporation to a bookkeeping account in the name of the Non-Executive Director, until such time as the Non-Executive Director terminates his or her service on the Board for any reason, at which time the Company shall issue and deliver to the Non-Executive Director, on the date that is six (6) months following such termination of service (or as soon as administratively practicable thereafter), a number of shares of Common Stock equal to the cumulative notional number of shares (as adjusted) in respect of the Non-Executive Director’s cumulative Quarterly Deferred Grants.

(c)  Consideration.  Each Quarterly Grant and Quarterly Deferred Grant shall be awarded in consideration for services rendered as a Non-Executive Director.

(d)  Amendment of Terms of Non-Executive Director Stock Awards.  The Board may at any time, and from time to time, amend the terms pursuant to which Non-Executive Director Stock Awards, including the Quarterly Grants and Quarterly Deferred Grants, shall be granted, including, without limitation, amendment of the dollar amount specified in Sections 9(a)(ii) and 9(b)(ii) above and any other provision of this Section 9.

10.  Performance Awards.

(a)  Performance Stock Awards.  A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards. Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any Performance Stock Award which provides for vesting upon the satisfaction of Performance Goals shall provide for a Performance Period of at least twelve (12) months, and (ii) the vesting of any Performance Stock Award may only be accelerated in the event of a Participant’s death, Disability or Retirement or upon a Change in Control; provided, however, that up to 5% of the shares reserved for issuance under the Plan pursuant to Section 4(a) may be subject to Awards which do not meet the preceding vesting or acceleration restrictions.

(b)  Performance Cash Awards.  A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

11.  Other Stock Awards.

Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Sections 6 through 10. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards. Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any Other Stock Award which vests on the basis of a Participant’s Continuous Service shall not provide for vesting which is any more rapid than pro rata vesting over a three (3) year period and any Other Stock Award which provides for vesting upon the satisfaction of Performance Goals shall provide for a Performance Period of at least twelve (12) months, and (ii) the vesting of any Other Stock Award may only be accelerated in the event of a Participant’s death, Disability or Retirement or upon a Change in Control; provided, however, that up to 5% of the shares reserved for issuance under the Plan pursuant to Section 4(a) may be subject to Awards which do not meet the preceding vesting or acceleration restrictions.

12.  Covenants of the Company.

(a)  Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)  Legal Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c)  No Obligation to Notify.  The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

13.  Miscellaneous.

(a)  Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)  Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)  Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d)  No Employment or Other Service Rights.  Nothing in the Plan, any Stock Award Agreement or in the written terms of a Performance Cash Award or other instrument executed thereunder or any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)  Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f)  Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g)  Withholding Obligations.  Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

(h)  Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i)  Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an Employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)  Compliance with Section 409A of the Code.  To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

14.  Adjustments upon Changes in Common Stock; Change in Control.

(a)  Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5(d), and (iv) the class(es) and number of securities and price per share of Common Stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)  Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

(c)  Change in Control.  Unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award, in the event of a Change in Control, then prior to the effective time of the Change in Control, (i) any surviving entity or controlling entity may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders of the Company in the Change in Control) for those outstanding under the Plan, and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the surviving entity or controlling entity, or (ii) the Board may, in its sole discretion, make payments, in such form as may be determined by the Board, to Participants holding Stock Awards in amounts that the Board determines represent the value of the outstanding Stock Awards and such payments shall completely discharge the Company’s obligations under such outstanding Stock Awards. The surviving entity or controlling entity may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

In the event that (i) the surviving entity or controlling entity does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, and (ii) the Board does not make payments to settle the outstanding Stock Awards pursuant to the foregoing, then (a) with respect to Stock Awards held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full as of a time designated by the Board (contingent upon the effectiveness of the Change in Control), and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such time designated by the Board, and any reacquisition or repurchase rights held by the Company with respect to the Stock Awards shall lapse (contingent upon the effectiveness of the Change in Control) and (b) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to a time designated by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Change in Control.

15.  Limitation on Payments.

(a)  Basic Rule.  Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the “Auditors”) determine that any payment or transfer by the Company to or for the benefit of a Participant, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a “Payment”), would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Board, at the time of granting a Stock Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Section 15. For purposes of this Section 15, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

(b)  Reduction of Payments.  If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice; provided, however, that such election shall be subject to Company approval if made on or after the effective date of a Change in Control. If no such election is made by the Participant within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 15, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 15 shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

(c)  Overpayments and Underpayments.  As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors determine, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

(d)  Related Corporations.  For purposes of this Section 15, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

16.  Termination or Suspension of the Plan.

(a)  Plan Term.  Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the date that is the fifth anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

17.  Effective Date of Plan.

This Plan shall become effective on the Effective Date.

18.  Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

APPENDIX C

URS Corporation

2008 EMPLOYEE STOCK PURCHASE PLAN

Adopted By Board of Directors: March 27, 2008
Approved By Stockholders: [          ], 2008

1.   General.

(a)  The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b)  The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c)  The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2.   Administration.

(a)  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 2(c).

(b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)  To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(v)  To amend the Plan as provided in Section 13.

(vi) To suspend or terminate the Plan as provided in Section 14.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c)  The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d)  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.   Shares of Common Stock Subject to the Plan.

(a)  Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed eight million (8,000,000) shares.

(b)  If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c)  The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.   Grant of Purchase Rights; Offering.

(a)  The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)  If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

(c)  The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

5.   Eligibility.

(a)  Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b)  The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)  the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c)  No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d)  As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)  Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.   Purchase Rights; Purchase Price.

(a)  On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding ten percent (10%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b)  The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c)  In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d)  The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than an amount equal to ninety-five percent (95%) of the Fair Market Value of the Common Stock on the Purchase Date.

7.   Participation; Withdrawal; Termination.

(a)  A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b)  During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c)  Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d)  Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e)  Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8.   Exercise of Purchase Rights.

(a)  On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b)  If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering, without interest.

(c)  No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date during any Offering hereunder, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights of any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve

(12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights of any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest.

9.   Covenants of the Company.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10.  Designation of Beneficiary.

(a)  A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b)  The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.  Miscellaneous Provisions.

(a)  The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b)  The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(c)  Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(d)  A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the

Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

12.  Adjustments upon Changes in Common Stock; Corporate Transactions.

(a)  In the event of a Capitalization Adjustment, the Board shall equitably adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to outstanding Purchase Rights; and (iii) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)  In the event of a Corporate Transaction, then, as determined by the Board in its sole discretion: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

13.  Amendment of the Plan.

(a)  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b)  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights into compliance therewith.

(c)  The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

14.  Termination or Suspension of the Plan.

(a)  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

15.  Effective Date of Plan.

The Plan shall become effective on the Effective Date.

16.  Definitions.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)  “Board” means the Board of Directors of the Company.

(b)  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(c)  “Code” means the Internal Revenue Code of 1986, as amended.

(d)  “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e)  “Common Stock” means the common stock of the Company.

(f)  “Company” means URS Corporation, a Delaware corporation.

(g)  “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h)  “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)  a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company;

(ii) a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but more than fifty percent (50%) of the shares of

Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i)  “Director” means a member of the Board.

(j)  “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2008, provided this Plan is approved by the Company’s stockholders at such meeting.

(k)  “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(l)  “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(m)  “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(n)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(p)  “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(q)  “Offering Date” means a date selected by the Board for an Offering to commence.

(r)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)  “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(t)  “Plan” means this URS Corporation 2008 Employee Stock Purchase Plan.

(u)  “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(v)  “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(w)  “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x)  “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

(y)  “Securities Act” means the Securities Act of 1933, as amended.

(z)  “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be an established stock exchange or otherwise, is open for trading.

URS CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2008

The undersigned hereby appoints H. Thomas Hicks and Joseph Masters, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of URS Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of URS Corporation to be held on Thursday, May 22, 2008, at the offices of Cooley Godward Kronish llp, 101 California Street, 5th Floor, San Francisco, California 94111, at 8:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless you indicate otherwise, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5, as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance with your instructions.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholders’ Meeting to Be Held at 8:30 a.m. on May 22, 2008

The proxy statement and annual report to stockholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=89381&p=irol-reports. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy card issued in your name from the record holder.

 detach here

The board of directors recommends a vote for the nominees for director listed below.

Proposal 1:	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

01 – H. Jesse Arnelle	☐	☐	☐	04 – Martin M. Koffel	☐	☐	☐	07 – Douglas W. Stotlar	☐	☐	☐

02 – Armen Der Marderosian	☐	☐	☐	05 – Joseph W. Ralston	☐	☐	☐	08 – William P. Sullivan	☐	☐	☐

03 – Mickey P. Foret	☐	☐	☐	06 – John D. Roach	☐	☐	☐	09 – William D. Walsh	☐	☐	☐
10 – Lydia H. Kennard	☐	☐	☐

The board of directors recommends a vote for Proposals 2, 3, 4 and 5.

Proposal 2:    To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares.

For	Against	Abstain

☐	☐	☐

Proposal 3:    To approve our 2008 Equity Incentive Plan.

For	Against	Abstain

☐	☐	☐

Proposal 4:    To approve our 2008 Employee Stock Purchase Plan.

For	Against	Abstain

☐	☐	☐

Proposal 5:    To ratify the selection of PriceWaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008.

For	Against	Abstain

☐	☐	☐

(Continued from the other side)

Dated                , 2008

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.